                                                                  EXECUTION COPY






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                             SUIZA FOODS CORPORATION

                          _____________________________


                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                            Dated as of July 17, 1996


                         ______________________________



                            THE CHASE MANHATTAN BANK,
                                    as Agent





          ************************************************************

                                TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                        Page
                                                                        ----

Section 1.  Definitions and Accounting Matters . . . . . . . . . . . . .  2
     1.01  Certain Defined Terms . . . . . . . . . . . . . . . . . . . .  2
     1.02  Accounting Terms and Determinations . . . . . . . . . . . . . 31
     1.03  Classes and Types of Loans. . . . . . . . . . . . . . . . . . 32

Section 2.  Commitments, Loans, Notes and Prepayments. . . . . . . . . . 32
     2.01  Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     2.02  Borrowings. . . . . . . . . . . . . . . . . . . . . . . . . . 35
     2.03  Changes of Commitments. . . . . . . . . . . . . . . . . . . . 35
     2.04  Commitment Fee. . . . . . . . . . . . . . . . . . . . . . . . 36
     2.05  Lending Offices . . . . . . . . . . . . . . . . . . . . . . . 36
     2.06  Several Obligations; Remedies Independent . . . . . . . . . . 36
     2.07  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     2.08  Optional Prepayments and Conversions or Continuations of
             Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     2.09  Mandatory Prepayments and Reductions of Commitments . . . . . 39
     2.10  Letters of Credit . . . . . . . . . . . . . . . . . . . . . . 42

Section 3.  Payments of Principal and Interest . . . . . . . . . . . . . 48
     3.01  Repayment of Loans. . . . . . . . . . . . . . . . . . . . . . 48
     3.02  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . 49

Section 4.  Payments; Pro Rata Treatment; Computations; Etc. . . . . . . 50
     4.01  Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     4.02  Pro Rata Treatment. . . . . . . . . . . . . . . . . . . . . . 51
     4.03  Computations. . . . . . . . . . . . . . . . . . . . . . . . . 52
     4.04  Minimum Amounts . . . . . . . . . . . . . . . . . . . . . . . 52
     4.05  Certain Notices . . . . . . . . . . . . . . . . . . . . . . . 52
     4.06  Non-Receipt of Funds by the Agent . . . . . . . . . . . . . . 53
     4.07  Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . 54

Section 5.  Yield Protection, Etc. . . . . . . . . . . . . . . . . . . . 56
     5.01  Additional Costs. . . . . . . . . . . . . . . . . . . . . . . 56


                                       (i)

                                                                        Page
                                                                        ----


     5.02  Limitation on Types of Loans. . . . . . . . . . . . . . . . . 59
     5.03  Illegality. . . . . . . . . . . . . . . . . . . . . . . . . . 59
     5.04  Treatment of Affected Loans . . . . . . . . . . . . . . . . . 60
     5.05  Compensation. . . . . . . . . . . . . . . . . . . . . . . . . 61
     5.06  Net Payments; Taxes . . . . . . . . . . . . . . . . . . . . . 62
     5.07  Replacement of Lenders. . . . . . . . . . . . . . . . . . . . 64
     5.08  Additional Costs in Respect of Letters of Credit. . . . . . . 65

Section 6.  [Intentionally Left Blank] . . . . . . . . . . . . . . . . . 66

Section 7.  Conditions Precedent . . . . . . . . . . . . . . . . . . . . 66
     7.01  Conditions to Effectiveness . . . . . . . . . . . . . . . . . 66
     7.02  Additional Conditions Precedent to Revolving Credit Loans . . 71
     7.03  Initial and Subsequent Extensions of Credit . . . . . . . . . 74

Section 8.  Representations and Warranties . . . . . . . . . . . . . . . 75
     8.01  Corporate Existence . . . . . . . . . . . . . . . . . . . . . 75
     8.02  Financial Condition . . . . . . . . . . . . . . . . . . . . . 75
     8.03  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . 77
     8.04  No Breach . . . . . . . . . . . . . . . . . . . . . . . . . . 77
     8.05  Action. . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
     8.06  Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . 78
     8.07  Use of Credit . . . . . . . . . . . . . . . . . . . . . . . . 78
     8.08  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
     8.09  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
     8.10  Investment Company Act. . . . . . . . . . . . . . . . . . . . 79
     8.11  Public Utility Holding Company Act. . . . . . . . . . . . . . 79
     8.12  Material Agreements and Liens . . . . . . . . . . . . . . . . 79
     8.13  Environmental Matters . . . . . . . . . . . . . . . . . . . . 80
     8.14  Capitalization. . . . . . . . . . . . . . . . . . . . . . . . 83
     8.15  Subsidiaries, Etc.. . . . . . . . . . . . . . . . . . . . . . 83
     8.16  Title to Assets . . . . . . . . . . . . . . . . . . . . . . . 84
     8.17  True and Complete Disclosure. . . . . . . . . . . . . . . . . 85
     8.18  Real Property . . . . . . . . . . . . . . . . . . . . . . . . 85
     8.19  Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . . 85

Section 9.  Covenants of the Company . . . . . . . . . . . . . . . . . . 86
     9.01  Financial Statements, Etc.. . . . . . . . . . . . . . . . . . 86
     9.02  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . 90
     9.03  Existence, Etc. . . . . . . . . . . . . . . . . . . . . . . . 91
     9.04  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . 91


                                      (ii)

                                                                        Page
                                                                        ----


     9.05  Prohibition of Fundamental Changes. . . . . . . . . . . . . . 94
     9.06  Limitation on Liens . . . . . . . . . . . . . . . . . . . . . 96
     9.07  Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . 98
     9.08  Investments . . . . . . . . . . . . . . . . . . . . . . . . . 99
     9.09  Restricted Payments . . . . . . . . . . . . . . . . . . . . .100
     9.10  Leverage Ratios . . . . . . . . . . . . . . . . . . . . . . .100
     9.11  Minimum Net Worth . . . . . . . . . . . . . . . . . . . . . .101
     9.12  Fixed Charges Ratio . . . . . . . . . . . . . . . . . . . . .102
     9.13  Interest Coverage Ratio . . . . . . . . . . . . . . . . . . .102
     9.14  Capital Expenditures. . . . . . . . . . . . . . . . . . . . .103
     9.15  Interest Rate Protection Agreements . . . . . . . . . . . . .104
     9.16  Lines of Business . . . . . . . . . . . . . . . . . . . . . .104
     9.17  Transactions with Affiliates. . . . . . . . . . . . . . . . .104
     9.18  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . .105
     9.19  Certain Obligations Respecting Subsidiaries; Additional
             Mortgaged Properties . . . . . . . . . . . . . . . . . . . 105
     9.20  Modifications of Certain Documents. . . . . . . . . . . . . .106
     9.21  Further Assurances. . . . . . . . . . . . . . . . . . . . . .107
     9.22  Subordinated Indebtedness . . . . . . . . . . . . . . . . . .107

Section 10.  Events of Default . . . . . . . . . . . . . . . . . . . . .108

Section 11.  The Agent . . . . . . . . . . . . . . . . . . . . . . . . .113
     11.01  Appointment, Powers and Immunities . . . . . . . . . . . . .113
     11.02  Reliance by Agent. . . . . . . . . . . . . . . . . . . . . .114
     11.03  Defaults . . . . . . . . . . . . . . . . . . . . . . . . . .114
     11.04  Rights as a Lender . . . . . . . . . . . . . . . . . . . . .115
     11.05  Indemnification. . . . . . . . . . . . . . . . . . . . . . .115
     11.06  Non-Reliance on Agent and Other Lenders. . . . . . . . . . .116
     11.07  Failure to Act . . . . . . . . . . . . . . . . . . . . . . .116
     11.08  Resignation or Removal of Agent. . . . . . . . . . . . . . .117
     11.09  Agency Fee . . . . . . . . . . . . . . . . . . . . . . . . .117
     11.10  Consents under Other Loan Documents. . . . . . . . . . . . .117

Section 12.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . .118
     12.01  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . .118
     12.02  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .118
     12.03  Expenses, Etc. . . . . . . . . . . . . . . . . . . . . . . .118
     12.04  Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . .120
     12.05  Successors and Assigns . . . . . . . . . . . . . . . . . . .121
     12.06  Assignments and Participations . . . . . . . . . . . . . . .121
     12.07  Survival . . . . . . . . . . . . . . . . . . . . . . . . . .124

                                    (iii)

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                                                                        Page
                                                                        ----


     12.08  Captions . . . . . . . . . . . . . . . . . . . . . . . . . .125
     12.09  Counterparts . . . . . . . . . . . . . . . . . . . . . . . .125
     12.10  Governing Law; Submission to Jurisdiction; Service of
              Process and Venue. . . . . . . . . . . . . . . . . . . . .125
     12.11  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . .126
     12.12  Treatment of Certain Information; Confidentiality. . . . . .126
     12.13  Intention of Parties . . . . . . . . . . . . . . . . . . . .127


                                     (iv)

SCHEDULE I   - Existing Material Agreements and Liens
SCHEDULE II  - Environmental Matters
SCHEDULE III - Subsidiaries and Investments
SCHEDULE IV  - Real Property
SCHEDULE V   - Litigation
SCHEDULE VI  - Existing Puerto Rico Security Documents
SCHEDULE VII - Existing Mortgages

EXHIBIT A-1  - Form of Facility A Note
EXHIBIT A-2  - Form of Facility B Note
EXHIBIT B    - Form of Borrowing Base Certificate
EXHIBIT C-1 - Form of Amendment to Security Agreement EXHIBIT C-2 - Form of New Subsidiary Guarantee
                 and Security Agreement
EXHIBIT C-3  - Form of P.R. Inventory Agreement
EXHIBIT D-1  - Form of Mortgage
EXHIBIT D-2  - Form of Deed of Trust
EXHIBIT D-3 - Form of Garrido Factors Lien Agreement EXHIBIT E-1 - Form of Opinion of Counsel to the Obligors EXHIBIT E-2 - Form of Opinion of Puerto Rico Counsel to the
                 Obligors
EXHIBIT F    - Form of Opinion of Local Counsel
EXHIBIT G    - Form of Opinion of Special New York Counsel
                 to Chase
EXHIBIT H    - Form of Confidentiality Agreement
EXHIBIT I    - Form of Assignment and Acceptance
EXHIBIT J    - Form of Amendment to Subordination
                 Agreement

                                        (v)

          AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 17, 1996 between: SUIZA FOODS CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the "COMPANY"); each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to Section 12.06(b) hereof, shall become a "Lender" hereunder (individually, a "LENDER" and, collectively, the "LENDERS"); and THE CHASE MANHATTAN BANK, a New York state bank, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

          WHEREAS, the Company, certain Subsidiaries of the Company (the "SUBSIDIARY BORROWERS", and together with the Company, the "BORROWERS"), the Existing Lenders (as hereinafter defined) and the Agent are party to a Credit Agreement dated as of March 31, 1995 as amended by Amendment No. 1 dated as of April 18, 1995, Amendment No. 2 dated as of December 21, 1995, Amendment No. 3 dated as of March 18, 1996 and Amendment No. 4 dated as of May 8, 1996 (as heretofore modified and supplemented and in effect immediately prior to the Effective Date referred to below, the "EXISTING CREDIT AGREEMENT") providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by the Existing Lenders to the Borrowers in an aggregate principal or face amount not exceeding $160,000,000.

          WHEREAS, the parties hereto now wish to amend and restate the Existing Credit Agreement by, among other things, increasing the aggregate amount of the credit facilities under the Existing Credit Agreement available to the Company for the purpose of providing financing for the acquisition by the Company of all of the capital stock of Garrido y Compania, Inc., a Puerto Rico corporation ("GARRIDO") and Guest Choice, Inc., a Delaware corporation ("GUEST CHOICE"), pursuant to the Garrido Purchase Agreement (as hereinafter defined) (the "GARRIDO ACQUISITION"), and related fees, commissions and expenses, by repaying in full the credit extended to the Subsidiary Borrowers and cancelling the credit facilities available to the Subsidiary Borrowers under the Existing Credit Agreement and by amending certain of the other provisions thereof and, in that connection, wish to amend and restate the Existing
Credit Agreement in its entirety, it being the intention of the parties hereto that the loans and letters of credit outstanding under the Existing Credit Agreement to or for the account of the Company on the Effective Date
(as hereinafter defined) shall continue and remain outstanding and not be repaid on the Effective Date, but shall be assigned and reallocated among the Lenders as provided in Sections 2.01(a) and (b) hereof and accordingly the Loans and Commitments (as hereinafter defined) are not in novation or discharge thereof.

          WHEREAS, each of the Obligors (as hereinafter defined) expects to derive benefit, directly or indirectly, from the loans so made to the Company, both in its separate capacity and as a member of the integrated group, since the successful operation of each of the Company and its Subsidiaries is dependent on the continued successful performance of the functions of the integrated group as a whole.

          Accordingly, the parties hereto hereby agree that the Existing Credit Agreement shall, as of the Effective Date (the occurrence of which is subject to the satisfaction of the conditions precedent specified in Section 7.01 hereof), be amended and restated in its entirety as follows:

          Section 1.  DEFINITIONS AND ACCOUNTING MATTERS.

          1.01 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "ADDITIONAL PUERTO RICO SECURITY DOCUMENTS" shall have the meaning assigned to such term in Section 9.21(b) hereof.

          "AFFILIATE" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), PROVIDED that, in any event, any Person that owns directly or indirectly securities having 10% or more of the voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries and
(b) none of the Wholly Owned Subsidiaries of the Company shall be Affiliates.

          "AMENDMENT TO SECURITY AGREEMENT" shall mean the Amendment to Security Agreement substantially in the form of Exhibit C-1 hereto between the Company and the Agent, as the same shall be modified and supplemented and in effect from time to time.

          "APPLICABLE COMMITMENT FEE RATE" shall mean 0.375% per annum; PROVIDED that if the Leverage Ratio as at the last day of any fiscal quarter of the Company ending on or after the Effective Date shall fall within any of the ranges set forth below then, upon the delivery to the Agent of a certificate of a Responsible Financial Officer of the Company (which shall accompany the financial statements for such fiscal quarter delivered under Section 9.01(a) hereof on which the calculation of such Leverage Ratio is based) demonstrating such fact prior to the end of the next succeeding fiscal quarter, the "Applicable Commitment Fee Rate" shall be reduced to the rate per annum set forth below opposite such range during the period commencing on the third Business Day following the date of receipt of such certificate to but not including the date the next such certificate to be delivered under this definition is delivered or due, whichever is earlier (except that, notwithstanding the foregoing, the Applicable Commitment Fee Rate shall not as a consequence of this proviso be so reduced for any period during which an Event of Default shall have occurred and be continuing):

        Range                  Applicable Commitment Fee Rate
         of                    ------------------------------
   Leverage Ratio
   --------------

Less than 2.0:1                              0.20%

Equal to or greater than                     0.25%
  2.0:1 but less
  than 2.50:1

          "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

          "APPLICABLE MARGIN" shall mean: with respect to Loans that are Base Rate Loans, 0.25% and/or Eurodollar Loans, 1.5% per annum; PROVIDED that if the Leverage Ratio as at the last day of any fiscal quarter of the Company ending on or after the Effective Date shall fall within any of the ranges set forth below then, upon the delivery to the Agent of a certificate of a Responsible Financial Officer of the Company (which shall accompany the financial statements for such fiscal quarter delivered under Section 9.01(a) hereof on which the calculation of such Leverage Ratio is based) demonstrating such fact prior to the end of the next succeeding fiscal quarter, the "Applicable Margin" for each Loan shall be adjusted upwards or downwards, as the case may be, to the rate per annum for the respective Type and Class of Loan set forth below opposite such range during the period commencing on the third Business Day following the date of receipt of such certificate to but not including the date the next succeeding such certificate to be delivered hereunder is delivered or due, whichever is earlier (except that, notwithstanding the foregoing, the Applicable Margin for any such Loan shall not as a consequence of this proviso be so reduced for any period during which an Event of Default shall have occurred and be continuing):

      Range                            Applicable Margin (% p.a.)
       of                              --------------------------
   Leverage Ratio              Base Rate Loans          Eurodollar Loans
   --------------              ---------------          ----------------

Less than 2.0:1                       0%                      0.75%

Equal to or greater than              0%                      1.0%
  2.0:1 but less
  than 2.50:1

Equal to or greater than              0%                      1.25%
  2.50:1 but less than
  3.25:1

Equal to or greater than            0.25%                     1.50%
  3.25:1 but less than
  3.75:1

Equal to or greater than            0.50%                     1.75%
  3.75:1 but less than
  4.0:1

Equal to or greater than            0.75%                     2.00%
  4.0:1


          "BANKRUPTCY CODE" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

          "BASE RATE" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day PLUS 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "BASE RATE LOANS" shall mean Loans that bear interest at rates based upon the Base Rate.

          "BASIC DOCUMENTS" shall mean, collectively, the Loan Documents, the Subordinated Debt Documents and the Garrido Purchase Agreement.

          "BORROWING BASE" shall mean, as at any date, the sum of (a) 85% of the aggregate amount of Eligible Receivables at said date PLUS (b) 50% of the aggregate value of Eligible Inventory at said date. The "value" of Eligible Inventory shall be determined at the lower of cost (using the first-in first-out method) or market in accordance with GAAP.

          "BORROWING BASE CERTIFICATE" shall mean a certificate of a Responsible Financial Officer of the Company, substantially in the form of Exhibit B hereto and appropriately completed.

          "BUSINESS DAY" shall mean (a) any day on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.

          "CAPITAL EXPENDITURES" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

          "CAPITAL LEASE OBLIGATIONS" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "CASUALTY EVENT" shall mean, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, proceeds of a condemnation award or other compensation.

          "CHASE" shall mean The Chase Manhattan Bank.

          "CLASS" shall have the meaning assigned to such term in Section 1.03 hereof.

          "CLOSING DATE" shall mean March 31, 1995.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL ACCOUNT" shall mean with respect to the Company and any of its Subsidiaries, the Collateral Account as defined in the Security Agreement.

          "COMMISSION" shall mean the Securities and Exchange Commission or any governmental agency substituted therefor.

          "COMMITMENTS" shall mean the Facility A Commitments and the Facility B Commitments.

          "COMMONWEALTH" shall mean the Commonwealth of Puerto Rico and its political subdivisions, municipalities, agencies and instrumentalities.

          "COMPANY" shall have the meaning assigned to such term in the preamble of this Agreement.

          "CONTINUE", "CONTINUATION" and "CONTINUED" shall refer to the continuation pursuant to Section 2.08 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

          "CONVERT", "CONVERSION" and "CONVERTED" shall refer to a conversion pursuant to Section 2.08 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "DEBT SERVICE" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all payments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) scheduled to be made during such period PLUS (b) all Interest Expense for such period, it being understood that, if any installment of principal of the Loans shall have been prepaid during or prior to such period, the amount of principal of the Loans included in Debt Service for such period shall be equal to the aggregate amount of principal of the Loans originally scheduled to be paid hereunder during such period.

          "DEFAULT" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

          "DISPOSITION" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any other Person excluding any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on ordinary business terms.

          "DIVIDEND PAYMENT" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Company.

          "DOLLARS" and "$" shall mean lawful money of the United States.

          "EBITDA" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) operating income (calculated before income taxes, Interest Expense, extraordinary and unusual items and income or loss attributable to equity in Affiliates) for such period PLUS (b) depreciation and amortization (to the extent deducted in determining operating income) for such period PLUS (c) other income not exceeding $1,500,000 for such period.

          "EFFECTIVE DATE" shall mean the date on which all of the conditions to effectiveness of this Agreement set forth in Section 7.01 hereof shall have been satisfied or waived.

          "ELIGIBLE INVENTORY" shall mean, as at any date, (a) all Inventory
(i) that is owned by (and in the possession or under the control of) any Obligor as at such date, (ii) that is located in a jurisdiction in the United States,
(iii) in which the Agent for the benefit of the Lenders shall have a perfected first priority lien and security interest and (in the case of Inventory located in a jurisdiction of the United States subject to the Security Agreement, the Existing Subsidiary Guarantee and Security Agreement or the New Subsidiary Guarantee and Security Agreement) as to which appropriate Uniform Commercial Code financing statements have been filed naming the relevant Obligor as "debtor" and the Agent as "secured party", (iv) that is in good condition and is not damaged or obsolete, (v) that meets all standards imposed by any governmental agency or department or division thereof having regulatory authority over such Inventory, its use or sale, (vi) that is either currently usable or currently saleable in the normal course of such Obligor's business and
(vii) that is not manufactured, processed, assembled or commingled with property of Persons other than such Obligor and (b) 50% of all Inventory that is located in a jurisdiction in the Commonwealth and that complies with all the requirements set forth in clause (a) above (other than clause (a)(ii) and (a)(iii)); PROVIDED that Majority Lenders may exclude from Eligible Inventory any type of Inventory that the Majority Lenders may reasonably determine to be unmarketable.

          "ELIGIBLE RECEIVABLES" shall mean, as at any date, the aggregate amount of all Receivables as at such date payable to any of the Obligors other than the following (determined without duplication):

          (a)  any Receivable not payable in Dollars;

          (b) any Receivable which does not represent a final sale (subject to the proviso set forth in paragraph (j) below), or the goods giving rise to such Receivable have not been shipped and delivered to the account debtor thereof, or the services giving rise to such Receivable have not been performed by the respective Obligor, or for which payment is not absolute or is contingent upon the fulfillment of any condition;

          (c) any Receivable for which the amount due thereunder has not yet been invoiced by the respective Obligor;

          (d) (other than any Receivable described under clause (n), (r) or (s) below), any Receivable which remains due and unpaid more than 60 days after the date of the original invoice with respect thereto;

          (e) any Receivable with respect to which any warranty or covenant contained in this Agreement or any other Loan Document has been breached;

          (f) any Receivable against which the account debtor thereof or any Person obligated to make payment thereof or any commercial carrier asserts any defense, offset, counterclaim, or other right to avoid or reduce the liability represented by such Receivable, other than discounts in the ordinary course of business of the respective Obligor;

          (g) any Receivable for which the account debtor thereof is also any Obligor's supplier or creditor, and that such account debtor has not entered into an agreement which is reasonably acceptable to the Majority Lenders with respect to waiver of rights of setoff;

          (h) the Receivables of an account debtor and its Affiliates which, at the time of determination, exceed 25% percent of the aggregate amount of the Obligors' aggregate Receivables at such time of determination, but only to the extent of such excess;

          (i) (other than any Receivable described under clause (n) or (s) below), all Receivables of any account debtor if more than 25% of the aggregate amount of the Receivables owing from such account debtor shall at the time have remained unpaid for more than 90 days after the date of the issuance of the original invoices therefor;

          (j) any Receivable for which the sale to the account debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is otherwise contingent on or subject to the fulfillment of any condition; PROVIDED that no Receivable under this clause (j) shall be excluded by virtue of an Obligor's customary policy of accepting returns for out-of-code-date, damaged or leaking products;

          (k) any Receivable that arises from a sale outside of the ordinary course of business or to or for services rendered to any employee or Affiliate or Subsidiary of any Obligor;

          (l) any Receivable that is an obligation of any Person located in a jurisdiction other than the United States or the Commonwealth unless such Receivable is supported by a letter of credit issued by a bank reasonably satisfactory to the Majority Lenders;

          (m) any Receivable subject to any Lien other than the Lien granted pursuant to the relevant Security Documents;

          (n) any Receivable that is an obligation arising from any contracts for the sale of Eligible Inventory by any Obligor to the Commonwealth and/or the United States or any agency, instrumentality or department thereof (i) unless and until all documents or other action required to assign any such Receivable to the Agent for the benefit of the Lenders pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C.
     Section 3727) and/or Articles 200 and 201 of the Puerto Rico Political Code of 1902, as amended by Act No. 16 of May 1, 1967 and the rules and regulations promulgated from time to time thereunder, shall have been executed and delivered to the Agent or taken, as the case may be, and (ii) unless such Receivable has not remained due and unpaid for more than 90 days after the date of the original invoice with respect thereto;

          (o) any Receivable if the account debtor thereof or any Person liable in connection therewith is insolvent, subject to bankruptcy or receivership proceedings, or has made an assignment for the benefit of creditors;

          (p) any Receivable identified in any Obligor's books and records as "Cooperative Advertising Receivables" or any other denomination representing reimbursement of advertising expenses to such Obligor;

          (q) any Receivable that arises from returned checks, conditional sales contracts or from a sale to any other Obligor or any Affiliate of any Obligor;

          (r) any Receivable identified in any Obligor's books and records as "Salesmen Accounts" or any other similar denomination which remains due and unpaid more than 7 days after the date of the original invoice with respect thereto;

          (s) any Receivable that arises from a sale to the Milk Price Stabilization Fund of the Commonwealth which remains due and unpaid more than 180 days after the date of the original invoice with respect thereto and the amount at the time of determination of such Receivable remaining due and unpaid within the period between 121 days to 180 days, which represents 25% or more of the aggregate amount of Eligible Receivables remaining due and unpaid within the period of up to 180 days;

          (t) with respect to any Obligor (other than Garrido) located in the Commonwealth, any Receivable arising out of, or relating to, inventory not covered by the Factor's Lien Contract;

          (u) to the extent not already excluded from Eligible Receivables, any Receivables which are reasonably determined by the Majority Lenders to be unacceptable for any reason (including, without limitation, relating to the credit standing of the account debtor of such Receivable) for inclusion as an Eligible Receivable.

          "ENVIRONMENTAL CLAIM" shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "ENVIRONMENTAL LAWS" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

          "EQUITY ISSUANCE" shall mean (a) any issuance or sale by the Company or any of its Subsidiaries after the Effective Date of (i) any capital stock,
(ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options issued to directors, officers or employees of the Company or any of its Subsidiaries, pursuant to employee benefit plans established in the ordinary course of business and any capital stock of the Company or any of its Subsidiaries issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Company or any of its Subsidiaries or (b) the receipt by the Company or any of its Subsidiaries whether directly (or indirectly through one or more of its Subsidiaries) after the Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); PROVIDED that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary of the Company or (y) any capital contribution by the Company or any Wholly Owned Subsidiary of the Company to any Subsidiary of the Company.

          "EQUITY RIGHTS" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA AFFILIATE" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

          "EURODOLLAR BASE RATE" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the rate per annum for deposits in Dollars for a period comparable to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. London time two Business Days preceding the first day of such Interest Period or, if Telerate Page 3750 is unavailable at such time, the rate which appears on the Reuters Screen ISDA Page as of such date and time; PROVIDED, however, that if Agent determines that the relevant foregoing source is unavailable for the relevant Interest Period, Eurodollar Base Rate shall mean the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars in immediately available funds are offered to the Agent or other money center banks two Business Days preceding the first day of such Interest Period by leading banks in the London interbank market as of 11:00 a.m. London time for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the relevant Loan.

          "EURODOLLAR LOANS" shall mean Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar Base Rate" in this
Section 1.01.

          "EURODOLLAR RATE" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 MINUS the Reserve Requirement (if any) for such Loan for such Interest Period.

          "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Section 10 hereof.

          "EXCESS CASH FLOW" shall mean, for any period, the sum, determined without duplication, for the Company and its Subsidiaries, of (a) EBITDA for such period MINUS (b) Capital Expenditures made during such period (other than Capital Expenditures made from the proceeds of Indebtedness permitted under
Section 9.07 hereof) MINUS (c) the aggregate amount of Debt Service for such period PLUS (d) decreases (if any) (or MINUS increases (if any)) in Working Capital for such period, MINUS (e) income taxes paid in cash for such period.

          "EXCLUDED DISPOSITION" shall mean the Disposition of any motor vehicles or other equipment no longer used or useful in the business of the Company or any of its Subsidiaries to the extent the proceeds thereof are used to acquire similar replacement Property within a period of 30 days after the end of the fiscal quarter in which such Disposition was made.

          "EXISTING LENDER" shall mean each Lender under the Existing Credit Agreement.

          "EXISTING SUBSIDIARY GUARANTEE AND SECURITY AGREEMENT" shall mean the Subsidiary Guarantee and Security Agreement dated as of March 31, 1995 between each Subsidiary of the Company party thereto and the Agent, as the same shall be modified and supplemented and in effect from time to time.

          "FACILITY A COMMITMENT" shall mean, for each Facility A Lender, the obligation of such Lender to make Facility A Loans to the Company in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under the caption "Facility A Commitment" (as the same may be reduced from time to time pursuant to Section 2.03 hereof). The original aggregate principal amount of the Facility A Commitments is $30,000,000.

          "FACILITY A COMMITMENT PERCENTAGE" shall mean, with respect to any Facility A Lender, the ratio of (a) the amount of the Facility A Commitment of such Lender to (b) the aggregate amount of the Facility A Commitments of all of the Facility A Lenders.

          "FACILITY A LENDERS" shall mean the Lenders having Facility A Commitments and/or holding Facility A Loans from time to time.

          "FACILITY A LOANS" shall mean the loans provided for by
Section 2.01(a)(i) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

          "FACILITY A NOTES" shall mean the promissory notes provided for by
Section 2.07(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "FACILITY B COMMITMENT" shall mean, for each Facility B Lender, the obligation of such Lender to make a Facility B Loan to the Company in a principal amount up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under the caption "Facility B Commitment" (as the same may be reduced from time to time pursuant to Section 2.03 hereof). The aggregate principal amount of the Facility B Commitments as of the Effective Date is $130,000,000.

          "FACILITY B LENDERS" shall mean the Lenders having Facility B Commitments and/or holding Facility B Loans from time to time.

          "FACILITY B LOANS" shall mean the loans provided for by
Section 2.01(b) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

          "FACILITY B NOTES" shall mean the promissory notes provided for by
Section 2.07(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time. The term "Facility B Notes" shall include any Registered Notes evidencing Facility B Loans executed and delivered pursuant to
Section 2.07(e).

          "FACTOR'S LIEN CONTRACT" shall mean one or more certain agreements for the creation of a factor's lien under the provisions of Act No. 86 of June 24, 1954 of the Commonwealth, as amended, between each of the Obligors operating in the Commonwealth and the Agent, as the same shall be modified and supplemented and in effect from time to time.

          "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Agent.

          "FIXED CHARGES" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) the aggregate amount of Debt Service for such period, PLUS (b) the aggregate amount of taxes paid in respect of the income or profit of the Company and its Subsidiaries for such period, PLUS (c) Capital Expenditures made during such period, PLUS (d) any Dividend Payments made for such period PLUS (e) Management Fees for such period (but only to the extent such Management Fees are not included in the calculation of EBITDA); provided that Capital Expenditures shall not include Capital Expenditures permitted to be incurred pursuant to the last sentence of Section
9.14 hereof.

          "FIXED CHARGES RATIO" shall mean, as at any date, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Fixed Charges for such period.

          "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of
Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

          "GARRIDO" shall have the meaning assigned to such term in the recitals hereof.

          "GARRIDO ACQUISITION" shall have the meaning assigned to such term in the recitals hereof.

          "GARRIDO FACTORS LIEN AGREEMENT" shall mean the Factors Lien Contract substantially in the form of Exhibit D-3 hereto between Garrido and the Agent, as the same shall be modified and supplemented and in effect from time to time.

          "GARRIDO MORTGAGES" shall have the meaning assigned to such term in
Section 7.02(c)(ii) hereof.

          "GARRIDO PURCHASE AGREEMENT" shall mean the Stock Purchase Agreement,
dated as of July   , 1996, relating to the Garrido Acquisition, between Jose M.
Rodriguez Garrido and his wife and Jorge Rodriguez Garrido and his wife, and G Acquisition Corp., a Puerto Rico corporation and a Wholly Owned Subsidiary of the Company, as the same shall be modified and supplemented and in effect from time to time.

          "GUARANTEE" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "GUARANTEE" and "GUARANTEED" used as a verb shall have a correlative meaning.

          "GUEST CHOICE" shall have the meaning assigned to such term in the recitals hereof.

          "HAZARDOUS MATERIAL" shall mean, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB'S"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances",

"toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "INDEBTEDNESS" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 120 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

          "INTEREST COVERAGE RATIO"  shall mean, as at any date, the ratio of
(a) EBITDA for a period of four consecutive fiscal quarters ending on, or most recently ended prior to, such date to (b) Interest Expense for such period.

          "INTEREST EXPENSE" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations, but excluding amortization of any deferred loan costs incurred in connection with the transactions contemplated hereby) capitalized or expensed during such period (whether or not actually paid during such period), but excluding any non-cash interest, PLUS (b) the net amount payable (or MINUS the net amount receivable) under Interest Rate Protection
Agreements during such period (whether or not actually paid or received during such period) MINUS (c) all interest income for such period.

          "INTEREST PERIOD" shall mean with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in
Section 4.05 hereof, except that each Interest Period for a Eurodollar Loan that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period for any Facility A Loan would otherwise end after the Revolving Credit Commitment Termination Date, such Interest Period shall end on the Revolving Credit Commitment Termination Date; (ii) no Interest Period for any Facility B Loan may commence before and end after any Principal Payment Date for such Facility B Loan unless, after giving effect thereto, the aggregate principal amount of the Facility B Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of such Facility B Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; (iii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) notwithstanding clauses (i) through (iii) above, no Interest Period shall have a duration of less than one month for any Eurodollar Loan and, if the Interest Period for any such Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

          "INTEREST RATE PROTECTION AGREEMENT" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

          "INTEREST RATE PROTECTION OBLIGATIONS" shall mean the obligations of any Obligor in respect of Interest Rate Protection Agreements permitted under
Section 9.08(d) hereof.

          "INVENTORY" shall mean raw and packaging materials and finished goods (including spare parts) of the Company or any of its Subsidiaries held for sale in the ordinary course of business.

          "INVESTMENT" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement.

          "ISSUING BANK" shall mean Chase, as the issuer of Letters of Credit under Section 2.10 hereof, together with its successors and assigns in such capacity.

          "LETTER OF CREDIT" shall have the meaning assigned to such term in the first sentence of Section 2.10 hereof.

          "LETTER OF CREDIT DOCUMENTS" shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same shall be modified and supplemented and in effect from time to time.

          "LETTER OF CREDIT INTEREST" shall mean, for each Facility A Lender, such Facility A Lender's participation interest in the Issuing Bank's liability under Letters of Credit (or, in the case of the Issuing Bank, the Issuing Bank's retained interest therein) and such Facility A Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

          "LETTER OF CREDIT LIABILITY" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit PLUS (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Company at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Facility A Lender (other than the Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.10 hereof, and the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in such Letter of Credit after giving effect to the acquisition by the Facility A Lenders other than the Issuing Bank of their participation interests under said Section 2.10, together with its successors and assigns in such capacity.

          "LEVERAGE RATIO" shall mean, as at any date, the ratio of (a) the aggregate outstanding principal amount of Indebtedness at such date to (b) EBITDA for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such date; provided that if the Company or any of its Subsidiaries shall have acquired any business, Property or Person during such period (whether before, on or after the Effective Date), EBITDA shall, to the extent the Company shall have delivered audited financial statements (or, if audited financial statements are not available to the Company, unaudited financial statements (i) reviewed by independent certified accountants of recognized national standing and acceptable to the Majority Lenders and (ii) in form satisfactory to the Majority Lenders) for the acquired business, Property or Person for such period, be adjusted to reflect on a pro forma basis EBITDA for such business, Property or Person as if such business, Property or Person had been acquired at the beginning of such period.

          "LIEN" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own, subject to a Lien, any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "LOANS" shall mean the Facility A Loans and the Facility B Loans.

          "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Documents and the Security Documents.

          "MAJORITY LENDERS" shall mean, as at any time, Facility A Lenders and Facility B Lenders having at least a majority of the sum of (a) the aggregate unused amount, if any, of the Facility A Commitments and the Facility B Commitments as at such time PLUS (b) the aggregate outstanding principal amount of the Facility A Loans and Facility B Loans at such time PLUS (c) the aggregate amount of all Letter of Credit Liabilities at such time.

          "MANAGEMENT FEES" shall mean, for any period, any amounts paid or incurred by the Company or any of its Subsidiaries to any Person on account of fees, salaries and other compensation in respect of services rendered in connection with the management or supervision of the Company and/or any of its Subsidiaries (but excluding customary and reasonable compensation and other benefits paid or provided to officers, employees and directors for services rendered to the Company or any of its Subsidiaries in such capacities or any such amounts by any Subsidiary of the Company to the Company or any other Subsidiary of the Company).

          "MARGIN STOCK" shall mean "margin stock" within the meaning of Regulations U and X.

          "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on
(a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.

          "MORTGAGES" shall mean, collectively, (a) the mortgages or deeds of trust identified in Schedule VII hereto and (b) one or more mortgages or deeds of trust, in the respective forms of

Exhibits D-1 and D-2 hereto (with such modifications thereto requested by the Agent as may be appropriate to effect a lien on real property in the state where the respective property to be covered by such instrument is located), executed by the respective Obligors who own or lease such property in favor of the Agent (or, in the case of a deed of trust, in favor of the trustee for the benefit of the Agent and the Lenders) pursuant to Section 7.02(c), 9.19(c), 9.19(d) hereof covering the respective Properties and/or leasehold interests identified in Schedule IV hereto or subject to the requirements of said Section 7.02(c), 9.19(c), 9.19(d), as the case may be, in each case as the same shall be modified and supplemented and in effect from time to time.

          "MULTIEMPLOYER PLAN" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

          "NET AVAILABLE PROCEEDS" shall mean:

          (a) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition;

          (b) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Company and its Subsidiaries in respect of such Casualty Event net of (i) reasonable expenses incurred by the Company and its Subsidiaries in connection therewith and (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on such Property and any income and transfer taxes payable by the Company or any of its Subsidiaries in respect of such Casualty Event; and

          (c) in the case of any Equity Issuance, the aggregate amount of all cash received by the Company and its Subsidiaries in respect of such Equity Issuance net of reasonable expenses incurred by the Company and its Subsidiaries in connection therewith.

          "NET CASH PAYMENTS" shall mean, with respect to any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Company and its Subsidiaries directly or indirectly in connection with such Disposition; PROVIDED that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Company and its Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Company and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within six months of the date of such Disposition) and
(b) Net Cash Payments shall be net of any repayments by the Company or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and
(ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the Disposition thereof.

          "NET WORTH" shall mean, as at any date, the sum for the Company and its Subsidiaries (determined on a consolidated basis without duplication) of (a) the amount of capital stock PLUS (b) the amount of additional paid-in capital plus (c) the amount of retained earnings (or, in the case of any retained earnings deficit, MINUS the amount of such deficit).

          "NEVA PLASTICS" shall mean Neva Plastics Manufacturing Corp., a Delaware corporation.

          "NEW LENDERS" shall mean each Lender which is not a party as a lender to the Existing Credit Agreement.

          "NEW SUBSIDIARY GUARANTEE AND SECURITY AGREEMENT" shall mean the New Subsidiary Guarantee and Security Agreement substantially in the form of Exhibit C-2 hereto among Garrido, Guest Choice and the Agent, as the same shall be modified and supplemented and in effect from time to time.

          "NON-COMMITTING LENDERS" shall mean The Chase Manhattan Bank (as a Facility C and Facility D Lender under the Existing Credit Agreement), Scotiabank de Puerto Rico, Banco Popular de Puerto Rico (as a Facility C and Facility D Lender under the Existing Credit Agreement) and Banco Central Hispano-Puerto Rico.

          "NOTES" shall mean the Facility A Notes and the Facility B Notes.

          "OBLIGOR" shall mean the Company and each Subsidiary of the Company party to any Security Document.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PERMITTED INVESTMENTS" shall mean: (a) direct obligations of the United States, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States, or of any agency thereof, in either case maturing not more than one year from the date of acquisition thereof;
(b) direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of such acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P") or Moody's Investors Services, Inc. ("MOODY'S"); (c) certificates of deposit issued by any bank or trust company organized under the laws of the United States or any state thereof or the Commonwealth and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than six months from the date of acquisition thereof; (d) commercial paper rated A-1 or better or P-1 by S&P or Moody's, respectively, maturing not more than six months from the date of acquisition thereof; and (e) Eurodollar time deposits having a maturity of less than six months purchased directly from any such bank (whether such deposit is with such bank or any other such bank).

          "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "PLAN" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "POST-DEFAULT RATE" shall mean, in respect of any principal of any Loan, any Reimbursement Obligation or any other amount under this Agreement, any Note or any other Loan Document that is not paid when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), and in respect of any principal of any Loan during any period commencing upon the occurrence of any Event of Default and thereafter for so long as any Event of Default shall be continuing, a rate per annum during the period from and including the due date to but excluding the earlier of the date on which such amount is paid in full or such Event of Default ceases to be continuing equal to 2% PLUS the Base Rate as in effect from time to time PLUS the Applicable Margin for Base Rate Loans (PROVIDED that, if the amount so in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% PLUS the interest rate for such Loan as provided in Section 3.02(b) hereof and, thereafter, the rate provided for above in this definition).

          "PRIME RATE" shall mean the rate of interest from time to time announced by Chase at the principal office as its prime commercial lending rate.

          "P.R. INVENTORY AGREEMENT" shall mean the P.R. Inventory Agreement substantially in the form of Exhibit C-3 hereto between each Subsidiary of the Company that owns Inventory in the Commonwealth and the Agent, as shall be modified and supplemented and in effect from time to time.

          "PRINCIPAL PAYMENT DATES" shall mean the Quarterly Dates falling on or nearest to March 31, June 30, September 30 and December 31 of each year, commencing with September 30, 1996, through and including March 31, 2002.

          "PROCESS AGENT" shall have the meaning assigned to such term in
Section 12.10(c) hereof.

          "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal (including, without limitation, cash) or mixed and whether tangible or intangible.

          "PUERTO RICO SECURITY DOCUMENTS" shall mean each of the agreements listed in Schedule VI hereto, the P.R. Inventory Agreement, the Garrido Factors Lien Agreement and each of the Additional Puerto Rico Security Documents, in each case, as any such agreement shall be modified and supplemented and in effect from time to time.

          "QUARTERLY DATES" shall mean the last Business Day of March, June, September and December in each year, the first of which shall be September 30, 1996.

          "RECEIVABLES" shall mean, as at any date, the unpaid portion of the obligation, as stated on the respective invoice, of a customer of any Obligor in respect of Inventory sold and shipped by such Obligor in the ordinary course of its business to such customer, net of any credits, rebates or offsets owed to such customer and also net of any commissions payable to third parties (and for purposes hereof, a credit or rebate paid by check or draft of any Obligor shall be deemed to be outstanding until such check or draft shall have been debited to the account of such Obligor on which such check or draft was drawn).

          "REGISTER" shall have the meaning assigned to such term in Section 12.06(g) hereof.

          "REGISTERED HOLDER" shall have the meaning assigned to such term in
Section 5.06(b)(ii) hereof.

          "REGISTERED LOANS" shall have the meaning assigned to such term in
Section 2.07(e) hereof.

          "REGISTERED NOTE" shall have the meaning assigned to such term in
Section 2.07(e) hereof.

          "REGULATIONS A, D, U AND X" shall mean, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "REGULATORY CHANGE" shall mean, with respect to any Lender, any change after the date of this Agreement in United States, Federal, state or foreign law or regulations or in the law or regulations of the Commonwealth (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations or in the law or regulations of the Commonwealth (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "REIMBURSEMENT OBLIGATIONS" shall mean, at any time, the obligations of the Company then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Bank in respect of any drawings under a Letter of Credit.

          "RELEASE" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "RESERVE REQUIREMENT" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this
Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

          "RESPONSIBLE FINANCIAL OFFICER" shall mean, with respect to any Person, the Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Financial Officer or the Treasurer of such Person.

          "REVOLVING CREDIT COMMITMENT TERMINATION DATE" shall mean the earlier of the Quarterly Date falling on or nearest to March 31, 2000 and the date on which the Facility B Loans shall have been paid in full.

          "SECURITY AGREEMENT" shall mean the Security Agreement dated as of March 31, 1995 between the Company and the Agent, as amended by the Amendment to Security Agreement and as further modified and supplemented and in effect from time to time.

          "SECURITY DOCUMENTS" shall mean, collectively, the Security Agreement, the Amendment to Security Agreement, the Mortgages, the New Subsidiary Guarantee and Security Agreement, the Existing Subsidiary Guarantee and Security Agreement, the Puerto Rico Security Documents, all Uniform Commercial Code financing statements and/or other filings required hereby or thereby to be filed with respect to the security interests in personal Property and fixtures created pursuant hereto or thereto, and the Subordination Agreement.

          "SENIOR INDEBTEDNESS" shall mean (a) the principal of, and accrued interest on, the Loans and all other amounts owing from time to time hereunder and under the other Loan Documents and (b) all other amounts constituting "Senior Indebtedness" under, and as such term is defined in, the Subordinated Note Purchase Agreement.

          "SENIOR INTEREST COVERAGE RATIO" shall mean, as at any date, the ratio of (a) EBITDA for a period of four consecutive fiscal quarters ending on, or most recently ended prior to, such date to (b) Interest Expense in respect of Senior Indebtedness for such period.

          "SENIOR LEVERAGE RATIO" shall mean, as at any date, the ratio of (a) the aggregate outstanding principal amount of Senior Indebtedness at such date to (b) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date; provided that if the Company or any of its Subsidiaries shall have acquired any business, Property or Person during such period (whether before, on or after the Effective Date), EBITDA shall, to the extent the Company shall have delivered audited financial statements (or, if audited financial statements are not available to the Company, unaudited financial statements (i) reviewed by independent certified accountants of recognized national standing and acceptable to the Majority Lenders, and (ii) in form satisfactory to the Majority Lenders) for the acquired business, Property or Person for such period, be adjusted to reflect on a pro forma basis EBITDA for such business, Property or Person as if such business, Property or Person had been acquired at the beginning of such period.

          "SENIOR SUBORDINATED NOTES" shall mean the Notes (as such term is defined in the Note Purchase Agreement) issued under the Subordinated Note Purchase Agreement in an original aggregate principal amount of $50,699,076.40, in each case as the same shall be modified and supplemented and in effect from time to time (subject to compliance with Section 9.22 hereof and Section 9 of the Subordination Agreement).

          "SKINNERS ACQUISITION" shall mean the acquisition by Velda Farms, Inc. of substantially all the business and certain of the assets of Skinners' Dairy, Inc., a Florida corporation.

          "SUBORDINATED INDEBTEDNESS" shall mean the indebtedness, liabilities and obligations of the Company and/or its Subsidiaries owing from time to time under or in respect of the Subordinated Note Purchase Agreement, the Senior Subordinated Notes and the other Subordinated Debt Documents.

          "SUBORDINATED DEBT DOCUMENTS" shall mean (a) the Subordinated Note Purchase Agreement, (b) the Senior Subordinated Notes, (c) the Guarantees (as such term is defined in the Subordinated Note Purchase Agreement) and (d) the Subordination Agreement, in each case as the same shall be modified and supplemented and in effect from time to time (subject to compliance with Section
9.22 hereof and Section 9 of the Subordination Agreement).

          "SUBORDINATED NOTE PURCHASE AGREEMENT" shall mean the Note Purchase Agreement dated as of March 31, 1995 by and among the Company, John Hancock Mutual Life Insurance Company, John Hancock Life Insurance Company of America, Pacific Mutual Life Insurance Company and PM Group Life Insurance Co., providing for the issuance of the Subordinated Indebtedness, as the same shall be modified and supplemented and in effect from time to time (subject to compliance with Section 9.22 hereof and Section 9 of the Subordination Agreement).

          "SUBORDINATION AGREEMENT" shall mean the Subordination Agreement dated as of March 31, 1995 by and among the Company and each of its Subsidiaries, John Hancock Mutual Life Insurance Company, John Hancock Life Insurance Company of America, Pacific Mutual Life Insurance Company and PM Group Life Insurance Co. and the Agent, substantially in the form of Exhibit J hereto, as the same shall be modified and supplemented and in effect from time to time.

          "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "SUBSIDIARY GUARANTORS" shall mean Suiza Dairy Corporation, Suiza Fruit Corporation, Neva Plastics Manufacturing Corp., Reddy Ice Corporation, Velda Farms, Inc. and Suiza Management Corporation, each a Delaware corporation and, upon execution of the New Subsidiary Guarantee and Security Agreement, Garrido and Guest Choice.

          "SUIZA DAIRY" shall mean Suiza Dairy Corporation, a Delaware corporation.

          "SUIZA FRUIT" shall mean Suiza Fruit Corporation, a Delaware corporation.

          "TAXES" shall have the meaning assigned to such term in Section 5.06(a) hereof.

          "TERM LOAN COMMITMENT TERMINATION DATE" shall mean July 31, 1996.

          "TYPE" shall have the meaning assigned to such term in Section 1.03 hereof.

          "UNITED STATES" shall mean the United States of America.

          "U.S. TAXES" shall have the meaning assigned to such term in Section 5.06(b) hereof.

          "WHOLLY OWNED SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

          "WORKING CAPITAL" shall mean, for any period, the excess of (a) the aggregate amount of inventory, accounts receivable and prepaid expenses of the Company and its Subsidiaries over (b) the aggregate amount of accounts payable and current accrued expenses of the Company and its Subsidiaries.

          1.02  ACCOUNTING TERMS AND DETERMINATIONS.

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to Section 9.01 hereof unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made.

          (b) The Company shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 9.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 9 hereof, the Company will not, without the prior consent of the Majority Lenders, change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

          1.03 CLASSES AND TYPES OF LOANS. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan or the related Note) refers to whether such Loan is a Facility A Loan, or a Facility B Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

          Section 2.  COMMITMENTS, LOANS, NOTES AND PREPAYMENTS.

          2.01  LOANS.

          (a)  FACILITY A LOANS.

          (i) On the Effective Date, the "Facility A Loans" (as defined in the Existing Credit Agreement) held by the Existing Lenders under the Existing Credit Agreement shall automatically, and without any action on the part of any Person, be designated as Facility A Loans hereunder and each of the New Lenders that is a Facility A Lender (and each Existing Lender, if any, whose relative proportion of Facility A Commitments hereunder is increasing over the proportion of "Facility A Loans" held by it under the Existing Credit Agreement) shall by assignments from the Existing Lenders (which assignments shall be deemed to occur hereunder automatically, and without any requirement for additional documentation, on the Effective Date), acquire a portion of the Facility A Loans of the Existing Lenders so designated in such amounts (and the Facility A Lenders shall, through the Agent, make such additional adjustments among themselves as shall be necessary) so that after giving effect to such assignments and adjustments, the Facility A Lenders shall hold the Facility A Loans hereunder ratably in accordance with their respective Facility A Commitments. As of the Effective Date, each Existing Lender represents and warrants to each New Lender to which such Existing Lender assigns any of its Facility A Loans hereunder that it has not created any adverse claim upon the interest being assigned by it to such New Lender hereunder and that such interest is free and clear of any adverse claim. On the Effective Date all Interest Periods under the Existing Credit Agreement in respect of the "Facility A Loans" under and as defined in the Existing Credit Agreement shall automatically be terminated (and the Company shall make payments to the Existing Lenders that held such "Facility A Loans" under Section 5.05 thereof to compensate for such termination), and, subject to the provisions of paragraph (c) below, the Company shall be permitted to Continue such "Facility A Loans" as Eurodollar Loans hereunder, or to convert such "Facility A Loans" into Base Rate Loans hereunder.

          (ii) In addition to the foregoing, each Facility A Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the Effective Date to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount (including any Loans continued or acquired by it under the immediately preceding paragraph) at any one time outstanding up to but not exceeding the amount of the Facility A Commitment of such Lender as in effect from time to time (such Loans being herein called "FACILITY A LOANS"); PROVIDED that in no event shall the aggregate principal amount of all Facility A Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceed the aggregate amount of the Facility A Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Facility A Commitments by means of Base Rate Loans and/or Eurodollar Loans and may Convert Facility A Loans of one Type into Facility A Loans of another Type (as provided in Section 2.08 hereof) or Continue Facility A Loans of one Type as Facility A Loans of the same Type (as provided in Section 2.08 hereof).

          (b)  FACILITY B LOANS.

          (i) On the Effective Date, the "Facility B Loans" (as defined in the Existing Credit Agreement) held by the Existing Lenders under the Existing Credit Agreement shall automatically, and without any action on the part of any Person, be designated as Facility B Loans hereunder and each of the New Lenders that is a Facility B Lender (and each Existing Lender, if any, whose relative proportion of Facility B Commitments hereunder is increasing over the proportion of "Facility B Loans" held by it under the Existing Credit Agreement) shall by assignments from the Existing Lenders (which assignments shall be deemed to occur hereunder automatically, and without any requirement for additional documentation, on the Effective Date), acquire a portion of the Facility B Loans of the Existing Lenders so designated in such amounts (and the Facility B Lenders shall, through the Agent, make such additional adjustments among themselves as shall be necessary) so that after giving effect to such assignments and adjustments, the Facility B Lenders shall hold the Facility B Loans hereunder ratably in accordance with their respective Facility B Commitments. As of the Effective Date, each Existing Lender represents and warrants to each New Lender to which such Existing Lender assigns any of its Facility B Loans hereunder that it has not created any adverse claim upon the interest being assigned by it to such New Lender hereunder and that such interest is free and clear of any adverse claim. On the Effective Date all Interest Periods under the Existing Credit Agreement in respect of the "Facility B Loans" under and as defined in the Existing Credit Agreement shall automatically be terminated (and the Company shall make payments to the Existing Lenders that held such "Facility B Loans" under Section 5.05 thereof to compensate for such termination), and, subject to the provisions of paragraph (c) below, the Company shall be permitted to Continue such "Facility B Loans" as Eurodollar Loans hereunder, or to convert such "Facility B Loans" into Base Rate Loans hereunder.

          (ii) In addition to the foregoing, each Facility B Lender severally agrees, on the terms and conditions of this Agreement, to make a single term loan to the Company in Dollars on the Effective Date (PROVIDED that the same shall occur no later than the Term Loan Commitment Termination
     Date) in a principal amount up to but not exceeding the amount of the Facility B Commitment of such Lender less the amount of any Facility B Loan continued or acquired by it under the immediately preceding paragraph. Subject to the terms and conditions of this Agreement, the Company may borrow the amount of the Facility B Loan Commitments by means of Base Rate Loans and/or Eurodollar Loans and thereafter may Convert Facility B Loans of one Type into Facility B Loans of another Type (as provided in

     Section 2.08 hereof) or Continue Facility B Loans of one Type as Facility B Loans of the same Type (as provided in Section 2.08 hereof).

          (c) ADJUSTMENTS. On the date three Business Days prior to the Effective Date, the Agent shall notify each Lender of the amount of Loans required to be made by each such Lender (if any) to the Company on the Effective Date, the amount of increase or decrease in the Commitments of each such Lender and of any other assignments or adjustments that the Agent deems necessary and advisable such that after giving effect to the transactions contemplated in this Section to occur on the Effective Date, each Lender's Commitments shall be in accordance with the Commitments set forth opposite its name on the signature pages hereof, each Lender's Loans of any Class to the Company shall not exceed its pro rata portion of all Loans of any such Class then outstanding to the Company hereunder and the unused Commitments of all the Lenders plus all outstanding Loans under this Agreement shall not exceed $160,000,000 in aggregate principal amount.
     Each Lender hereby agrees to give effect to the instructions of the Agent to such Lender contained in the notice described above.

          (d) LIMIT ON CERTAIN LOANS. No more than four separate Interest Periods in respect of Eurodollar Loans of any Class from each Lender may be outstanding at any one time.

          2.02  BORROWINGS.

          (a) The Company shall give the Agent notice of each borrowing hereunder as provided in Section 4.05 hereof.

          (b) With respect to each borrowing, not later than 1:00 p.m. New York time on the date specified for such borrowing, each Lender shall make available the amount of the Loan or Loans to be made by it to the Company on such date to the Agent at any account designated by the Agent, in immediately available funds, for account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office as designated by the Company or otherwise upon its instructions.

          2.03  CHANGES OF COMMITMENTS.

          (a) The aggregate amount of each of the Facility A Commitments shall be automatically reduced to zero on the Revolving Credit Commitment Termination Date.

          (b)  The Company shall have the right at any time or from time to time
(i) to terminate or reduce the aggregate unused amount of any of the Facility B Commitments, (ii) so long as no Facility A Loans or Letter of Credit Liabilities in respect of Letters of Credit are outstanding, to terminate the Facility A Commitments, and (iii) to reduce the aggregate unused amount of any of the Facility A Commitments (for which purpose use of the Facility A Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities); PROVIDED that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (y) each such partial reduction shall be in an aggregate amount at least equal to $2,000,000 (or a larger multiple of $1,000,000).

          (c) Any portion of the Facility B Commitments not used on the Effective Date shall be automatically terminated.

          (d)  The Commitments once terminated or reduced may not be reinstated.

          2.04 COMMITMENT FEE. The Company shall pay to the Agent for account of each Facility A Lender a commitment fee on the daily average unused amount of such Lender's Facility A Commitment (for which purpose the aggregate amount of any Letter of Credit Liabilities in respect of Letters of Credit shall be deemed to be a pro rata (based on the Facility A Commitments) use of each Facility A Lender's Commitment), for the period from and including the Effective Date to but not including the earlier of the date such Commitment is terminated and the Revolving Credit Commitment Termination Date, at a rate per annum equal to the Applicable Commitment Fee Rate.
Accrued commitment fees shall be payable on each Quarterly Date and on the earlier of (i) the date the relevant Commitments are terminated and (ii) the Revolving Credit Commitment Termination Date.

          2.05 LENDING OFFICES. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

          2.06 SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and no Lender shall have any obligation to the Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Company at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

          2.07  NOTES.

          (a) The Facility A Loans made (or continued, as the case may be) by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-1 hereto, dated the Effective Date, payable to such Lender in a principal amount equal to the amount of its Facility A Commitment as originally in effect and otherwise duly completed.

          (b) The Facility B Loan made (or continued, as the case may be) by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-2 hereto, dated the Effective Date, payable to such Lender in a principal amount equal to the amount of its Facility B Commitment as originally in effect and otherwise duly completed.

          (c) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Lender, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Note evidencing the Loans of such Class held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; PROVIDED that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans to be evidenced by such Note.

          (d) No Lender shall be entitled to have its Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Lender's relevant Commitments, Loans and Notes pursuant to Section 12.06(b) hereof.

          (e) Notwithstanding the foregoing, any Lender that is not a U.S. Person and is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code may request the Company (through the Agent), and the Company agrees thereupon, to record on the Register referred to in Section 12.06(g) hereof any Facility B Loans held by such Lender under this Agreement. Loans recorded on the Register ("REGISTERED LOANS") may not be evidenced by promissory notes other than Registered Notes as defined below and, upon the registration of any Facility B Loan, any promissory note (other than a Registered Note) evidencing the same shall be null and void and shall be returned to the Company. The Company agrees, at the request of any Lender that is the holder of Registered Loans, to execute and deliver to such Lender a promissory note in registered form to evidence such Registered Loans (i.e. containing the optional registered note language as indicated in Exhibit A-2 hereto) and registered as provided in Section 12.06(g) hereof (herein, a "REGISTERED NOTE"), dated the Effective Date, payable to such Lender and otherwise duly completed. A Facility B Loan once recorded on the Register may not be removed from the Register so long as it remains outstanding and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

          2.08 OPTIONAL PREPAYMENTS AND CONVERSIONS OR CONTINUATIONS OF LOANS. Subject to Section 4.04 hereof, the Company shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, PROVIDED that:

          (a) the Company shall give the Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder);

          (b) Eurodollar Loans may be prepaid or Converted on any day, PROVIDED that, if such prepayment or Conversion falls on a day other than the last day of an Interest Period for such Loans, the Company shall pay any and all amounts required by Section 5.05 hereof as a result thereof; and

          (c) prepayments of the Facility B Loans under this Section 2.08 shall be applied ratably as among the remaining installments of the Facility B Loans.

Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, the Agent may (and at the request of the Majority Lenders shall) suspend the right of the Company to borrow any Loan as a Eurodollar Loan or to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Eurodollar
Loans outstanding shall be automatically Converted (on the last day(s) of the respective Interest Periods therefor) to or all Base Rate Loans shall be Continued, as the case may be, as Base Rate Loans.

          2.09  MANDATORY PREPAYMENTS AND REDUCTIONS OF COMMITMENTS.

          (a) BORROWING BASE. Until the Revolving Credit Commitment Termination Date, the Company shall from time to time prepay the Facility A Loans (and/or provide cover for Letter of Credit Liabilities in respect of Letters of Credit as specified in paragraph (h) below) in such amounts as shall be necessary so that at all times the aggregate outstanding principal amount of the Facility A Loans together with the outstanding Letter of Credit Liabilities shall not exceed the Borrowing Base, such amount to be applied, first, to the Facility A Loans then outstanding and, second, as cover for Letter of Credit Liabilities.

          (b) CASUALTY EVENTS. Not later than 60 days following the receipt by the Company or any of its Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any Property of the Company or any of its Subsidiaries (or upon such earlier date as the Company or such Subsidiary, as the case may be, shall have determined not to repair or replace the Property affected by such Casualty Event), the Company shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (h) below), and the Facility A Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied to the repair or replacement of such Property or prepayment of Facility B Loans, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (f) below. Nothing in this paragraph (b) shall be deemed to limit any obligation of the Company or any of its Subsidiaries pursuant to any of the

Security Documents to remit to a collateral or similar account (including, without limitation, any Collateral Account) maintained by the Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event. Notwithstanding the foregoing, in the event that a Casualty Event shall occur with respect to Property covered by the Mortgages, the Company shall prepay the Loans (and/or provide cover for Letter of Credit of Liabilities) on the dates and in the amounts to the extent specified in the Mortgages.

          (c) SALE OF ASSETS. Without limiting the obligation of the Company to obtain the consent of the Majority Lenders pursuant to Section 9.05(c) hereof to any Disposition not otherwise permitted hereunder, in the event that the Net Available Proceeds of any Disposition other than an Excluded Disposition (herein, the "CURRENT DISPOSITION"), and of all prior Dispositions as to which a prepayment has not yet been made under this Section 2.09(c), shall exceed $500,000 then, no later than 5 Business Days prior to the occurrence of the Current Disposition, the Company will deliver to the Lenders a statement, certified by a Responsible Financial Officer of the Company, in form and detail satisfactory to the Agent, of the amount of the Net Available Proceeds of the Current Disposition and of all such prior Dispositions and the Company will prepay the Loans (or cause the Loans to be prepaid), and the Facility A Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (f) below; PROVIDED that, with respect to any Current Disposition that includes any Eligible Inventory or Eligible Receivables, the Company shall deliver to the Agent a statement of a Responsible Financial Officer of the Company specifying the portion of Net Available Proceeds of the Current Disposition and of all prior Dispositions as to which a prepayment has not yet been made hereunder relating to such Inventory or Receivables and the Company shall prepay the

Facility A Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (h) below).

          (d) EQUITY ISSUANCE. Upon any Equity Issuance or the issuance of any Indebtedness (other than Indebtedness permitted under Section 9.07 hereof) after the Effective Date, the Company shall prepay Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (h) below), and the Facility A Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds thereof (after effecting any payments in respect of the redemption, prepayment or retirement, as the case may be, of the Subordinated Indebtedness to the extent permitted under Section 9.22(a)), such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (f) below.

          (e) EXCESS CASH FLOW. Not later than 90 days after the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 1996, the Company shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (h) below), and the Facility A Commitments shall be subject to automatic reduction, in an aggregate amount equal to the excess of (A) 50% of Excess Cash Flow for such fiscal year (or, if the Leverage Ratio is less than 2.50 to 1, 25% of Excess Cash Flow) over (B) the aggregate amount of prepayments of Facility B Loans made during such fiscal year pursuant to Section 2.08 hereof and, after the payment in full of the Facility B Loans, the aggregate amount of voluntary reductions of Facility A Commitments made during such fiscal year pursuant to Section 2.03(b) hereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (f) below.

          (f) APPLICATION. Prepayments and reductions of Commitments described in paragraphs (b), (c), (d) and (e) above shall be effected as follows:

          (i) first, the amount of the prepayment specified in such paragraphs shall be applied to the Facility B Loans then outstanding, 50% of which amount shall be applied in the inverse order of the maturities of the installments thereof and (after taking into account such application) the remainder thereof shall be applied ratably to then remaining installments of principal of the Facility B Loans; and

         (ii) second, the Facility A Commitments shall be automatically reduced in an amount equal to any excess over the amount referred to in the foregoing clause (i) (and to the extent that, after giving effect to such reduction, the aggregate principal amount of Facility A Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed the Facility A Commitments, the Company shall prepay Facility A Loans in an aggregate amount equal to such excess (and, to the extent that the amount of any such prepayment to be applied to the Facility A Loans exceeds the outstanding amount thereof, provide cover for Letter of Credit Liabilities as specified in paragraph (h) below).

          (g) SALE OF BORROWING BASE ASSETS. In the event that any portion of the Net Available Proceeds required to be applied pursuant to Section 2.09(c) hereof shall include Eligible Inventory or Eligible Receivables the Company shall, first, prepay the aggregate principal amount of Facility A Loans and second, to the extent of any remaining proceeds, prepay Loans as required by clause (i) of paragraph (f) above).

          (h) COVER FOR LETTER OF CREDIT LIABILITIES. In the event that the Company shall be required pursuant to this Section 2.09 to provide cover for Letter of Credit Liabilities, the Company shall effect the same by paying to the Agent in immediately available funds an amount equal to the required amount, which funds shall be retained by the Agent in the Collateral Account (as collateral security in the first instance for the Letter of Credit Liabilities) until such time as the

Letters of Credit shall have been terminated and all of such Letter of Credit Liabilities paid in full.

          2.10 LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, the Facility A Commitments may be utilized, upon the request of the Company, in addition to the Facility A Loans provided for by Section 2.01(a) hereof, by the issuance by the Issuing Bank of letters of credit (collectively, "LETTERS OF CREDIT") including (a) Letters of Credit issued under the Existing Agreement and outstanding on the Effective Date, for account of any of the Subsidiaries of the Company, and (b) in respect of all (1) Letters of Credit described in clause (a) above that are amended, renewed or otherwise modified and (2) other Letters of Credit, for account of the Company and any of its Subsidiaries PROVIDED that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities in respect of Letters of Credit, together with the aggregate principal amount of the Facility A Loans, exceed the aggregate amount of the Facility A Commitments as in effect from time to time, (ii) the outstanding aggregate amount of all Letter of Credit Liabilities in respect of Letters of Credit exceed $5,000,000, (iii) the expiration date of any Letter of Credit extend beyond the earlier of the Revolving Credit Commitment Termination Date and the date 12 months following the issuance of such Letter of Credit and
(iv) the aggregate amount of all Letter of Credit Liabilities in respect of Letters of Credit provided for in clause (a) above exceed $200,000. The following additional provisions shall apply to Letters of Credit:

          (a) The Company shall give the Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Revolving Credit Commitment Termination Date) each Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit). Upon receipt of any such notice, the Agent shall advise the Issuing Bank of the contents thereof.

          (b) On each day during the period commencing with the issuance by the Issuing Bank of any Letter of Credit (from the Effective Date in the case of outstanding Letters of Credit) and until such Letter of Credit shall have expired or been terminated, the Facility A Commitment of each Facility A Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Facility A Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Facility A Lender (other than the Issuing Bank) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Bank's liability under such Letter of Credit in an amount equal to such Lender's Facility A Commitment Percentage of such liability, and each Facility A Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, its Facility A Commitment Percentage of the Issuing Bank's liability under such Letter of Credit.

          (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify the Company (through the Agent) of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand (but the failure to give such notice shall not impair the Company's obligations). Notwithstanding the identity of the account party of any Letter of Credit, the Company hereby unconditionally agrees to pay and reimburse the Agent for account of the Issuing Bank for the amount of each demand for payment under such Letter of Credit that is in substantial compliance with the provisions of such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind and irrespective of any claim, set-off, defense or other right which the Company or any of its Subsidiaries or Affiliates may have at any time against such Issuing Bank or any other Person, under all circumstances, including without limitation, any of the following circumstances: (i) any lack of validity or enforceability of this Agreement or any of the Loan Documents; (ii) the existence of any claim, set-off, defense or other right which the Company or any of its Subsidiaries or Affiliates may have at any time against a beneficiary named in any Letter of Credit or any transferee thereof (or any Person for whom any such transferee may be acting), the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Company or any of its Subsidiaries or Affiliates and the beneficiary named in any Letter of Credit; (iii) any draft, certificate or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or (v) the existence of any Default.

          (d) Forthwith upon its receipt of a notice referred to in paragraph (c) of this Section 2.10, the Company shall advise the Agent whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.05 hereof.

          (e) Each Facility A Lender (other than the Issuing Bank) shall pay to the Agent for account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds, the amount of such Lender's Facility A Commitment Percentage of any payment under a Letter of

     Credit upon notice by the Issuing Bank (through the Agent) to such Facility A Lender requesting such payment and specifying such amount.
     Each such Facility A Lender's obligation to make such payment to the Agent for account of the Issuing Bank under this paragraph (e), and the Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever (except as provided in the proviso at the end of this sentence), including, without limitation, the failure of any other Facility A
     Lender to make its payment under this paragraph (e), the financial condition of the Company (or any other account party), the existence of any Default or the termination of the Commitments; PROVIDED that no Facility A Lender shall be obligated to make any payment to the Agent for account of the Issuing Bank in respect of any payment made by the Issuing Bank under a Letter of Credit where such payment was made in respect of a demand for payment that was not in substantial compliance with the provisions of such Letter of Credit or to the extent that the Company shall not be required to indemnify any Lender or the Agent in the circumstances provided in clause (x) of the penultimate sentence of the last paragraph of this Section 2.10. Each such payment to the Issuing
     Bank shall be made without any offset, abatement, withholding or reduction whatsoever. If any Facility A Lender shall default in its obligation to make any such payment to the Agent for account of the Issuing Bank, for so long as such default shall continue the Agent may at the request of the Issuing Bank withhold from any payments received by the Agent under this Agreement or any Note for account of such Facility
     A Lender the amount so in default and, to the extent so withheld, pay the same to the Issuing Bank in satisfaction of such defaulted obligation.

          (f) Upon the making of each payment by a Facility A Lender to the Issuing Bank pursuant to paragraph (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of the Agent, the Issuing Bank or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Bank by the Company hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Facility A Commitment Percentage in any interest or other amounts payable by the Company hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Bank pursuant to paragraph (g) of this
     Section 2.10). Upon receipt by the Issuing Bank from or for account of the Company of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security), the Issuing Bank shall promptly pay to the Agent for account of each Facility A Lender entitled thereto, such Facility A Lender's Facility A Commitment Percentage of such payment, each such payment by the Issuing Bank to be made in the same money and funds in which received by the Issuing Bank. In the event any payment received by the Issuing Bank and so paid to the Facility A Lenders hereunder is rescinded or must otherwise be returned by the Issuing Bank, each Facility A Lender shall, upon the request of the Issuing Bank (through the Agent), repay to the Issuing Bank (through the Agent) the amount of such payment paid to such Lender, with interest at the rate specified in paragraph (j) of this Section 2.10.

          (g) The Company shall pay to the Agent for account of each Facility A Lender (ratably in accordance with their respective Commitment Percentages) a letter of credit fee in respect of each Letter of Credit in an amount equal to the percentage equivalent of the Applicable Margin for Eurodollar Loans (less 0.25%) of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day). In addition, the Company shall pay to the Agent for account of the Issuing Bank a fronting fee in respect of each Letter of Credit in an amount equal to 0.25% per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

          (h) Promptly following the end of each fiscal quarter, the Issuing Bank shall deliver (through the Agent) to each Facility A Lender and the Company a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such quarter. Upon the request of any Facility A Lender from time to time, the Issuing Bank shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

          (i) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 7 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be reasonably satisfactory to the Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) the Company shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, PROVIDED that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

          (j) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (e) or (f) of this Section 2.10 on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate, PROVIDED that if such Lender shall fail to make such payment to the Issuing Bank within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Post-Default Rate.

          (k) The issuance by the Issuing Bank of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.10 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Facility A Lender shall have consented thereto.

The Company hereby indemnifies and holds harmless each Facility A Lender and the Agent from and against any and all claims and damages, losses, liabilities, costs or expenses that such Lender or the Agent may incur (or that may be claimed against such Lender or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Bank under any Letter of Credit; PROVIDED that the Company shall not be required to indemnify any Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of the Issuing Bank, such Lender's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.10 is intended to limit the other obligations of the Company, any Lender or the Agent under this Agreement.

          Section 3.  PAYMENTS OF PRINCIPAL AND INTEREST.

          3.01  REPAYMENT OF LOANS.

          (a) The Company hereby promises to pay to the Agent for account of each Facility A Lender the entire outstanding principal amount of such Lender's Facility A Loans, and each such Facility A Loan shall mature, on the Revolving Credit Commitment Termination Date.

          (b) The Company hereby promises to pay to the Agent for account of each Facility B Lender the principal of such Lender's Facility B Loan in 23 installments payable on the Principal Payment Dates falling on or nearest to the dates specified below, each in an amount equal to such Lender's ratable share of the aggregate amount set forth opposite such date, as follows:

     Date                              Amount of Installment ($)
     ----                              -------------------------

     September 30, 1996                       2,500,000
     December 31, 1996                        2,500,000
     March 31, 1997                           2,500,000
     June 30, 1997                            2,500,000
     September 30, 1997                       3,750,000
     December 31, 1997                        3,750,000
     March 31, 1998                           3,750,000
     June 30, 1998                            3,750,000
     September 30, 1998                       5,000,000
     December 31, 1998                        5,000,000
     March 31, 1999                           5,000,000
     June 30, 1999                            5,000,000
     September 30, 1999                       5,375,000
     December 31, 1999                        5,375,000
     March 31, 2000                           5,375,000
     June 30, 2000                            5,375,000
     September 30, 2000                       6,000,000
     December 31, 2000                        6,000,000
     March 31, 2001                           6,000,000
     June 30, 2001                            6,000,000
     September 30, 2001                       9,875,000
     December 31, 2001                        9,875,000
     March 31, 2002                          19,750,000
                                             ----------
                                           $130,000,000

If the Company does not borrow the full amount of the aggregate Facility B Commitments on or before the Term Loan Commitment Termination Date, the shortfall shall be applied to reduce the foregoing installments ratably.

          3.02 INTEREST. The Company hereby promises to pay to the Agent for account of each Lender interest on the unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) PLUS the Applicable Margin, and

          (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period PLUS the Applicable Margin.

Notwithstanding the foregoing, the Company hereby promises to pay to the Agent for account of each Lender interest at the applicable Post-Default Rate as follows:

          (i) on any principal of any Loan made by such Lender, on any Reimbursement Obligation held by such Lender and on any other amount payable by the Company hereunder or under the Notes held by such Lender to or for account of such Lender that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full; and

          (ii) on the principal of all Loans made by such Lender commencing upon the occurrence of any Event of Default, and thereafter for so long as any Event of Default shall be continuing.

Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company.

          Section 4.  PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

          4.01  PAYMENTS.

          (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Company under this Agreement and the Notes of the Company, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Loan Document, shall be made in Dollars, in immediately available funds, to the Agent at any account designated by the Agent not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Company with such Lender (with notice to the Company and the Agent).

          (c) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02 hereof, may determine to be appropriate).

          (d)  Except to the extent otherwise provided in the last sentence of
Section 2.10(e) hereof, each payment received by the Agent under this Agreement or any Note for account of any Lender shall be paid by the Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

          (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class from the Lenders under Section 2.01 hereof shall be made from the relevant Lenders, each payment of commitment fee under Section 2.04 hereof in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.03 hereof shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (b) the making, Conversion and Continuation of Loans of a particular Type and Class (other than Conversions provided for by Section 5.04 hereof) shall be made pro rata among the relevant Lenders according to the amounts of their respective Commitments (in the case of making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Loans of any Class by the Company shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them;
and (d) each payment of interest on any Loans of any Class by the Company shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

          4.03 COMPUTATIONS. Interest on Eurodollar Loans, commitment fees and letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but, except as otherwise provided in Section 2.10(g) hereof, excluding the last day) occurring in the period for which payable and interest on Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

          4.04 MINIMUM AMOUNTS. Except for mandatory prepayments made pursuant to Section 2.09 hereof and Conversions or prepayments made pursuant to
Section 5.04 hereof, (a) each borrowing and Conversion of principal of Base Rate Loans shall be in an aggregate amount at least equal to $1,000,000 or a larger multiple of $1,000,000, (b) each borrowing and Conversion of Eurodollar Loans shall be in an aggregate amount at least equal to $3,000,000 or a larger multiple of $1,000,000, (c) each partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $2,000,000 or a larger multiple of $1,000,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period).

          4.05 CERTAIN NOTICES. Notices by the Company to the Agent of terminations or reductions of the Commitments, of Borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable (other than with respect to notices of optional prepayments, which shall be revocable, PROVIDED that upon any such revocation the Company shall be obligated to pay the Lenders any amounts payable under Section 5.05 hereof as a consequence of such revocation) and shall be effective only if received by the Agent not later than 12:00 noon New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                             Number of
                                              Business
          Notice                             Days Prior
          ------                             ----------

     Termination or reduction
     of Commitments                               3

     Borrowing or prepayment of,
     or Conversions into,
     Base Rate Loans                           Same Day

     Borrowing or prepayment of,
     Conversions into, Continuations
     as, or duration of Interest
     Period for, Eurodollar Loans                 3

Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a

Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

          4.06 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified by a Lender or the Company (the "PAYOR") prior to the date on which the Payor is to make payment to the Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Company) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "ADVANCE DATE") such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, PROVIDED that if neither the recipient(s) nor the Payor shall return the Required Payment to the Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

          (i) if the Required Payment shall represent a payment to be made by the Company to the Lenders, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient(s) shall return the Required Payment to the Agent, without limiting the obligation of the Company under Section 3.02 hereof to pay interest to such recipient(s) at the Post-Default Rate in respect of the Required Payment) and

         (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 hereof (and, in case the Company shall return the Required Payment to the Agent, without limiting any claim the Company may have against the Payor in respect of the Required Payment).

          4.07  SHARING OF PAYMENTS, ETC.

          (a) The Company agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Agent thereof, PROVIDED that such Lender's failure to give such notice shall not affect the validity thereof.

          (b) If any Lender shall obtain from any Obligor payment of any principal of or interest on any Loan of any Class or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, Lender's lien or counterclaim or similar right or otherwise (other than from the Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts then due hereunder or thereunder by such Obligor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans of such Class or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) The Company agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

          (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

          Section 5.  YIELD PROTECTION, ETC.

          5.01  ADDITIONAL COSTS.

          (a) The Company shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change that:

               (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of its Applicable Lending Office by the jurisdiction in which such Lender is organized or has its principal office or in which its Applicable Lending Office is organized or located or, in each case, any political subdivision or taxing authority thereof or therein); or

              (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definitions of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or

             (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitments.

If any Lender requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, to Convert Loans of another Type into Eurodollar Loans or to Convert Eurodollar Loans into Loans of another Type until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested.

          (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Lender (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold then, if such Lender so elects by notice to the Company (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert Loans of another type into, Eurodollar Loans, hereunder (as the case may be) shall be suspended until any such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

          (c)  Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Company shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) hereafter implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix
A)), of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(d) and Section 5.08 hereof, "BASLE ACCORD" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          (d) Each Lender shall notify the Company of any event occurring after the date of this Agreement entitling such Lender to compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; PROVIDED that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States. Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (c) of this Section 5.01. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive in the absence of manifest error, PROVIDED that such determinations and allocations are made on a reasonable basis.

          5.02 LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

          (a) the Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

          (b) The Majority Lenders determine, which determination shall be conclusive, and notify the Agent that the relevant rates of interest referred to in the definitions of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Agent shall give the Company and each Lender prompt notice thereof (describing the circumstances giving rise to such event) and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans, to Convert Loans of another Type into Eurodollar Loans and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans either prepay such Loans or Convert such Loans into Loans of another Type in accordance with Section 2.08 hereof.

          5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Company thereof (with a copy to the Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

          5.04 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make Eurodollar Loans ("AFFECTED LOANS"), or to Continue, or to Convert Loans of another Type into Affected Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) therefor (or, in the case of a Conversion required by Section 5.01(b), 5.01(c) or 5.03 hereof, on such earlier date as such Lender may specify to the Company with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as Affected Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Affected Loans (as the case may be) shall remain as Base Rate Loans.

If such Lender gives notice to the Company with a copy to the Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Affected Loans made by other Lenders, and of the same Class as such Lender's Loans are outstanding, such Lender's Base Rate Loans of each Class (subject to Section 2.10 hereof) shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Affected Loans and of such Class, to the extent necessary so that, after giving effect thereto, all Loans of such Class held by the Lenders holding Affected Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

          5.05 COMPENSATION. The Company shall pay to the Agent for account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

          (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by the Company for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in
     Section 7 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof or in the notice from the Agent given pursuant to Section 2.01(c);

          (c) any failure for any reason (including, without limitation, as provided in Section 5.02 or 5.03 hereof) of a Loan of such Lender to be Continued as or Converted into a Eurodollar Loan on the date for such Continuation or Conversion specified in the relevant notice given under
     Section 4.05 hereof; or

          (d) the revocation of any notice of optional prepayment or any failure for any reason to make any optional prepayment on the date specified therefor in the relevant notice of prepayment given pursuant to Section
     4.05 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed or prepaid for the period from the date of such payment, prepayment, Conversion or failure to borrow or prepay to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan (MINUS the Applicable Margin) provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid on the date of such payment, prepayment, conversion or failure to borrow or prepay in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

          5.06  NET PAYMENTS; TAXES.

          (a) All payments to be made hereunder and under the Notes and any other Loan Documents by the Company shall be made without setoff, counterclaim or other defense. Subject to Section 5.06(b) hereof with respect to U.S. Taxes, all such payments shall be made free and clear of and without deduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority (other than taxes imposed on the Agent, any Lender or its Applicable Lending Office by the jurisdiction in which the Agent or such Lender is organized or has its principal office or in which its Applicable Lending Office is organized or located or, in each case, any political subdivision or taxing authority thereof or therein) (collectively, "TAXES"). If any Taxes are imposed and required to be withheld from any amount payable by the Company hereunder or under the Notes, the Company shall be obligated to (i) pay such additional amount so that the Agent and the Lenders will receive a net amount (after giving effect to the payment of such additional amount and to the deduction of all Taxes) equal to the amount due hereunder, (ii) pay such Taxes to the appropriate taxing authority for the account of the Agent, for the benefit of the Lenders and (iii) as promptly as possible thereafter, sending the Agent a certified copy of any original official receipt showing payment thereof, together with such additional documentary evidence as the Agent may from time to time reasonably require. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall be obligated to indemnify the Agent and each Lender for any incremental taxes, interest or penalties that may become payable by the Agent or such Lender as a result of such failure. The obligations of the Company under this Section 5.01(a) shall survive the repayment of the Loans and the termination of the Commitments.

          (b) The Company agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to and received by such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Tax imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, PROVIDED that the foregoing obligation to pay such additional amounts shall not apply:

          (i)  to any payment to a Lender (other than in respect of a Registered
     Loan) hereunder unless such Lender is, on the date hereof (or on the date it becomes a Lender as provided in Section 12.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans), or

         (ii) to any payment to any Lender hereunder in respect of a Registered Loan (a "REGISTERED HOLDER"), unless such Registered Holder (or, if such Registered Holder is not the beneficial owner of such Registered Loan, the beneficial owner thereof) is, on the date hereof (or on the date such Registered Holder becomes a Lender as provided in Section 12.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, entitled to submit a Form W-8, together with an annual certificate stating that (x) such Registered Holder (or beneficial owner, as the case may be) is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, and (y) such Registered Holder (or beneficial owner, as the case may be) shall promptly notify the Company if at any time, such Registered Holder (or beneficial owner, as the case may be) determines that it is no longer in a position to provide such certificate to the Company (or any other form of certification adopted by the relevant taxing authorities of the United States of America for such purposes), or

          (iii) to any U.S. Tax imposed solely by reason of the failure by such non-U.S. Person (or, if such non-U.S. Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of such non-U.S. Person (or such beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such U.S. Tax.

For the purposes of this Section 5.06(a), (v) "FORM 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States, (w) "FORM 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States, (x) "FORM W-8" shall mean Form W-8 (Certificate of Foreign Status of the Department of Treasury of the United States of America) (or in relation to any of such Forms such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States to document a claim to which such Form relates), (y) "U.S. PERSON" shall mean a citizen, national or resident of the United States, a corporation, partnership or other entity created or organized in or under any laws of the United States, or any estate or trust that is subject to Federal income taxation regardless of the source of its income and (z) "U.S. TAXES" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States or any taxing authority thereof or therein.

          Within 30 days after paying any amount to the Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

          5.07 REPLACEMENT OF LENDERS. If any Lender requests compensation pursuant to Section 5.01 or 5.06 hereof, or any Lender's obligation to make or Continue, or to Convert Loans of any Type into, any other Type of Loan shall be suspended pursuant to Section 5.01 or 5.03 hereof (any such Lender so requesting compensation, or whose obligations are so suspended being herein called a "RELEVANT LENDER"), the Company upon three Business Days notice, may require that such Relevant Lender transfer all of its right, title and interest under this Agreement and such Relevant Lender's Notes to any bank or other financial institution identified by the Company that is reasonably satisfactory to the Agent (i) if such bank or other financial institution (a "PROPOSED LENDER") agrees to assume all of the obligations of such Relevant Lender hereunder, and to purchase all of such Relevant Lender's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Relevant Lender's Loans, together with accrued, but unpaid interest thereon to the date of such purchase, and satisfactory arrangements are made for payment to such Relevant Lender of all other amounts payable hereunder to such Relevant Lender on or prior to the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 5.05 hereof as if all of such Relevant Lender's Loans were being prepaid in full on such date) and (ii) if such Relevant Lender has requested compensation pursuant to Section 5.01 or 5.06 hereof, such Proposed Lender's aggregate requested compensation, if any, pursuant to said Section 5.01 or 5.06 with respect to such Relevant Lender's Loans is lower than that of the Relevant Lender. Subject to compliance with the provisions of Section 12.06(b) hereof, such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Company hereunder, the agreements of the Company contained in Sections 5.01, 5.06 and 12.03 hereof (without duplication of any payments made to such Relevant Lender by the Company or the Proposed Lender) shall survive for the benefit of such Relevant Lender under this Section 5.07 with respect to the time prior to such replacement.

          5.08 ADDITIONAL COSTS IN RESPECT OF LETTERS OF CREDIT. Without limiting the obligations of the Company under Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord there shall be hereafter imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender's or Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Agent), the Company shall pay immediately to the Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Agent), such additional amounts as shall be sufficient to compensate such Lender or Lenders (through the Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, submitted by such Lender or Lenders to the Company shall be conclusive in the absence of manifest error as to the amount thereof.

          Section 6.  [INTENTIONALLY LEFT BLANK].

          Section 7.  CONDITIONS PRECEDENT.

          7.01 CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement (and the amendment and restatement of the Existing Credit Agreement to be effected thereby), and the obligation of any Lender to extend or continue credit hereunder on the Effective Date, are subject to (i) the condition precedent that the Effective Date shall occur on or before July 31, 1996 and
(ii) the receipt by the Agent of the following documents, each of which shall be satisfactory to the Agent (and to the extent specified below, to each Lender or the Majority Lenders, as the case may be) in form and substance:

          (a) CORPORATE DOCUMENTS. Certified copies of the charter and by-laws (or equivalent documents) of each Obligor (including, without limitation, Garrido and Guest Choice) and of all corporate authority for each Obligor (including, without limitation, board of director resolutions and evidence of the incumbency of officers, together with specimen signatures of each such officer) with respect to the execution, delivery and performance of such of the Basic Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder (and the Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).

          (b) OFFICER'S CERTIFICATE. A certificate of a Responsible Financial Officer of the Company, dated the Effective Date, to the effect set forth in the first sentence of Section 7.03(a) hereof.

          (c) BORROWING BASE CERTIFICATE. A Borrowing Base Certificate dated as of June 30, 1996 accompanied by a certificate of a Responsible Financial Officer of the Company, dated the Effective Date, to the effect that there has been no material adverse change in any of the components of Borrowing Base as set forth in such Borrowing Base Certificate since said date.

          (d) OPINION OF COUNSEL TO THE OBLIGORS. Opinions, each dated the Effective Date, of Hughes & Luce, counsel to the Obligors, substantially in the form of Exhibit E-1 hereto, and of Axtmayer Adsuar Muniz & Goyco, special Puerto Rico counsel to the Subsidiary Guarantors operating in the Commonwealth, substantially in the form of Exhibit E-2 hereto and, in each case, covering such other matters as the Agent or any Lender may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Agent).

          (e) OPINION OF COUNSEL TO CHASE. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, substantially in the form of Exhibit G hereto (and Chase hereby instructs such counsel to deliver such opinion to the Lenders).

          (f)  NOTES.  The Notes, duly completed and executed.

          (g) AMENDMENT TO SECURITY AGREEMENT. The Amendment to Security Agreement, duly executed and delivered by the Company and the Agent and the certificates identified in Annex 1 thereto, accompanied by undated stock powers executed in blank. In addition, the Company shall have taken such other action (including, without limitation, delivering to the Agent, (i) Uniform Commercial Code searches for each Obligor for each jurisdiction in which such Obligor conducts its respective business or in which any of its respective Properties are located (or otherwise as the Agent may reasonably request) (to the extent such searches have not already been effected pursuant to the Existing Credit Agreement) and (ii) for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Agent shall have requested in order to perfect the security interests created pursuant to the Amendment to Security Agreement (or, to the extent such filings have been effected pursuant to the Existing Credit Agreement, such amendments to such filings determined to be necessary or advisable by the Agent).

          (h)  [Intentionally Left Blank]

          (i) GARRIDO ACQUISITION. Evidence that the Garrido Acquisition shall have been consummated in all material respects in accordance with the terms of the Garrido Purchase Agreement, and the Agent shall have received a certificate of a Responsible Financial Officer of the Company to that effect (and attaching thereto a true and complete copy of the Garrido Purchase Agreement).

          (j) INSURANCE. Certificates of insurance evidencing the existence of all insurance required to be maintained by the Company and its Subsidiaries (other than Garrido and Guest Choice) pursuant to Section 9.04 hereof and the designation of the Agent as the loss payee or additional named insured, as the case may be, thereunder. In addition, the Company shall have delivered a certificate of a Responsible Financial Officer of the Company setting forth the insurance obtained by it in accordance with the requirements of Section 9.04 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

          (k) ENVIRONMENTAL MATTERS. Environmental surveys and assessments prepared by one or more firms of licensed engineers (familiar with the identification of toxic and hazardous substances) in form and substance satisfactory to each Lender, such environmental survey and assessment to be based upon physical on-site inspections by such firm of each of the existing sites and facilities owned, operated or leased by Garrido as well as an historical review of the uses of such sites and facilities and of the business and operations of Garrido (including any former Subsidiaries or divisions of Garrido or any of its Subsidiaries that have been disposed of prior to the date of such survey and assessment and with respect to which Garrido may have retained liability for Environmental Claims), and if requested by the Agent, the Company shall have agreed to take other reasonable steps after the Effective Date with respect to such matters as shall be agreed in writing with the Agent.

          (l) SUBORDINATED INDEBTEDNESS. Amendment to the Subordinated Debt Documents in form and substance satisfactory to the Majority Lenders, PROVIDED that in no event shall amortization in respect of the Subordinated Indebtedness be modified pursuant to such Amendment, and the Agent shall have received copies of all of the Amendments to the Subordinated Debt Documents and of all instruments and documents executed and delivered in connection therewith, certified by a Responsible Financial Officer of the Company.

          (m) PUERTO RICO TAX EXEMPTION AND TAX RULING. Evidence that each tax exemption grant heretofore issued to Suiza Fruit and Neva Plastics by the Commonwealth in respect of manufacturing income from its respective operations in the Commonwealth shall be in full force and effect, and the Agent shall have received true and complete copies thereof, certified by a Responsible Financial Officer of the relevant Subsidiary Guarantor.

          (n) SOLVENCY ANALYSIS. A certificate from a Responsible Financial Officer of the Company to the effect that, as of the Effective Date and after giving effect to the initial extension of credit hereunder and to the other transactions contemplated hereby (including, without limitation, the Garrido Acquisition), (i) the aggregate value of all Properties of the Company, its Subsidiaries, Garrido and Guest Choice at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the Property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Company, its Subsidiaries, Garrido and Guest Choice, (ii) the Company, its Subsidiaries, Garrido and Guest Choice will not, on a consolidated basis, have unreasonably small capital with which to conduct their business operations as heretofore conducted and (iii) the Company, its Subsidiaries, Garrido and Guest Choice will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature. The Agent shall have also received (x) a certificate from a Responsible Financial Officer of the Company certifying that the financial projections and underlying assumptions contained in such analyses were at the time made, and on the Effective Date are, fair and reasonable and accurately computed and (y) appropriate factual information supporting the conclusions of the solvency analyses and the financial condition certificate required to be delivered as provided above.

          (o) FINANCIAL INFORMATION. (i) Copies of the pro forma projections of the Company and its Subsidiaries for the period from the Effective Date through December 31, 1996 and (ii) unaudited consolidating financial statements of the Company and its Subsidiaries for the three-month period ended on March 31, 1996.

          (p) PROCESS AGENT ACCEPTANCE. A letter from the Process Agent to the Agent, in form and substance satisfactory to the Agent, accepting the appointment of the Process Agent by the Obligors operating in the Commonwealth (other than Garrido and Guest Choice) as provided in
     Section 12.10(c) hereof.

          (q) 1996 BUDGET. A budget for the fiscal year ending December 31, 1996 setting forth for each Subsidiary of the Company and for the Company, its Subsidiaries, Garrido and Guest Choice as a whole, anticipated income, expense and capital expenditure items for each quarter during such fiscal year.

          (r) PAYMENT OF FEES AND EXPENSES, ETC. Evidence that the Company shall have paid such fees and expenses as the Company shall have agreed to pay to the Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, and Fiddler Gonzalez & Rodriguez, special Puerto Rico counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Loan Documents and the making of the Loans hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

          (s) INTEREST RATE PROTECTION AGREEMENTS. Evidence that the Company and/or the Obligors shall have entered into one or more Interest Rate Protection Agreements as to the notional principal amount at least equal to
     (i) $40,000,000 for a period ending on December 31, 1996, (ii) $14,000,000 for a period ending on May 13, 1997 and (iii) $55,000,000 for a period ending on June 30, 1998.

          (t) REPAYMENT OF CERTAIN INDEBTEDNESS UNDER EXISTING CREDIT AGREEMENT. Evidence of (i) payment to each Facility C Lender and Facility D Lender under the Existing Credit Agreement of the principal of and interest on the loans to, and all other amounts owing to it under the Existing Credit Agreement on the Effective Date by, the Subsidiary Borrowers thereunder and (ii) payment to each Non-Committing Lender of the principal of and interest on the loans held by it and all other amounts owing to it under the Existing Credit Agreement on the Effective Date.

          (u) P.R. INVENTORY AGREEMENT. P.R. Inventory Agreement, duly executed and delivered by each of the parties thereto.

          (v) OTHER DOCUMENTS. Such other documents as the Agent or any Lender or special New York counsel to Chase may reasonably request.

          7.02 ADDITIONAL CONDITIONS PRECEDENT TO REVOLVING CREDIT LOANS. The obligation of the Lenders to make extensions of credit in respect of the Facility A Commitments hereunder in excess of $22,500,000 in the aggregate (whether by making of Loans or issuance of Letters of Credit) at any time on or after the Effective Date is subject to the satisfaction, on or prior to August 12, 1996, of the condition precedent that the Agent shall have received the following documents, each of which shall be satisfactory to the Agent in form and substance, as well as to the satisfaction of the other conditions set forth in following subsections:

          (a) PUERTO RICO SECURITY DOCUMENTS. To the extent requested by the Agent, amendments to each of the Puerto Rico Security Documents, duly executed and delivered by the parties thereto in proper form for filing in each Section of the Registry of Property of the Commonwealth in which such filings are required together with all required filing fees, taxes and all other expenses related to such filings. In addition, the Obligors operating in the Commonwealth shall have taken all action as the Agent may have requested in order to perfect the security interests created pursuant to the Puerto Rico Security Documents (to the extent not already taken pursuant to the Existing Credit Agreement).

          (b) NEW SUBSIDIARY GUARANTEE AND SECURITY AGREEMENT. The New Subsidiary Guarantee and Security Agreement, duly executed and delivered by each of Garrido, Guest Choice and the Agent and the certificates (if any) identified under the name of the respective parties thereto in Annex 1 thereto, in each case accompanied by undated stock powers executed in blank. In addition, each of Garrido and Guest Choice shall have taken such other action (including, without limitation, delivering to the Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Agent shall have requested in order to perfect the security interests created pursuant to the New Subsidiary Guarantee and Security Agreement (or, to the extent such filings have been effected pursuant to the Existing Credit Agreement, such amendments to such filings determined to be necessary or advisable by the Agent).

          (c) MORTGAGES. The following documents each of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the Agent:

               (i) one or more Mortgages covering the parcels of real Property of each of Garrido and Guest Choice identified in Schedule IV hereto (collectively, the "GARRIDO MORTGAGES"), in each case duly executed and delivered by Garrido or Guest Choice, as applicable, in recordable form and, to the extent necessary under applicable law, for filing in the appropriate county land offices, Uniform Commercial Code financing statements covering fixtures, in each case appropriately completed and duly executed;

               (ii) one or more mortgagee policies of title insurance on forms of and issued by one or more Title Companies, insuring the validity and priority of the Liens created under the Garrido Mortgages (except as identified in Schedule IV hereto) for and in amounts satisfactory to the Majority Lenders, subject only to such exceptions as are satisfactory to the Majority Lenders;

               (iii) current as-built surveys of each of the parcels identified in Schedule IV hereto to be covered by the Garrido Mortgages and, in the case of certain surveys identified in said Schedule IV, accompanied by a certificate of an appropriate officer or employee of the Company, which surveys shall be in form and content acceptable to the Agent and shall have been prepared by a registered surveyor acceptable to the Agent;

               (iv) upon request of the Agent, certified copies of permanent and unconditional certificates of occupancy (or, if it is not the practice to issue certificates of occupancy in the jurisdiction in which the parcels to be covered by the Garrido Mortgages are located, then such other evidence reasonably satisfactory to each Lender) permitting the fully functioning operation and occupancy of each such facility and of such other permits necessary for the use and operation of each such facility issued by the respective governmental authorities having jurisdiction over each such facility;

               (v) upon request of the Agent, in the case of Garrido Mortgages covering leasehold interests, such estoppel, consents and other agreements from the lessor, the holder of a fee mortgage or a sublessee, as the Agent may reasonably request;

               (vi) upon request of the Agent, appraisals of each of the facilities located on the Properties covered by the Garrido Mortgages and identified in Schedule IV hereto prepared by a Person, and using a methodology, satisfactory to the Agent; and

               (vii) contemporaneously dated opinions of local counsel in the respective jurisdictions in which the properties covered by the Garrido Mortgages are located, substantially in the form of Exhibit F-1 hereto (with such changes thereto as the Agent shall approve), and in each case, covering such other matters as the Agent may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Agent).

          In addition, the Company shall have paid to the Title Companies all expenses and premiums of the Title Companies in connection with the issuance of such policies and in addition shall have paid to the Title Companies an amount equal to the recording and stamp taxes payable in connection with recording the Garrido Mortgages in the appropriate jurisdictions.

          (d) GARRIDO FACTORS LIEN AGREEMENT. The Garrido Factors Lien Agreement, duly executed and delivered by the parties thereto.

          (e) PROCESS AGENT ACCEPTANCE. A letter from the Process Agent, in form and substance satisfactory to the Agent, accepting the appointment of the Process Agent by Garrido and Guest Choice as provided in Section 7.08 of the New Subsidiary Guarantee and Security Agreement.

          (f) INSURANCE. Certificates of insurance evidencing the existence of all insurance required to be maintained by Garrido and Guest Choice pursuant to
Section 9.04 hereof and the designation of the Agent as the loss payee, or additional named insured thereunder. In addition, the Company shall have delivered a certificate of a Responsible Financial Officer of the Company stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

          (g) OTHER DOCUMENTS. Such proof of corporate action, incumbency of officers, opinions of counsel and other documents relating to the foregoing as is consistent with those delivered pursuant to Section 7.01 hereof or as any Lender or the Agent may reasonably request.

          7.03  INITIAL AND SUBSEQUENT EXTENSIONS OF CREDIT.

          (a) The effectiveness of this Agreement (and the amendment and restatement of the Existing Credit Agreement to be effected thereby) and the obligation of the Lenders to make any Loan or otherwise extend any credit to the Company upon the occasion of each borrowing hereunder (including the borrowing on the Effective Date) are subject to the further conditions precedent that, both immediately prior to such effectiveness and to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof:

               (i)  no Default shall have occurred and be continuing;

               (ii)  the representations and warranties made by the Company in
     Section 8 hereof, and by each Obligor in each of the other Loan Documents to which it is a party, shall be true and complete on and as of the date of such effectiveness or the date of the making of such Loan or other extension of credit, as the case may be, with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

               (iii) the aggregate principal amount of the Facility A Loans together with the aggregate amount of all Letter of Credit Liabilities shall not exceed the Borrowing Base reflected on the most recent Borrowing Base Certificate delivered under Section 9.01(f) (or, with respect to the Facility A Loans made prior to the delivery of the first such certificate thereunder, the Borrowing Base Certificate referred to in Section 7.01(c) hereof), PROVIDED that, if requested by the Majority Lenders or the Agent, the Company shall have delivered a Borrowing Base Certificate dated not more than 30 days prior to the date of such borrowing.

Each notice of borrowing or request for the issuance of a Letter of Credit by the Company hereunder shall constitute a certification by the Company to the effect set forth in the first sentence of this Section 7.03(a) (both as of the date of such notice and, unless the Company otherwise notifies the Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

          (b) The Agent shall have received (i) such Additional Puerto Rico Security Documents as shall be reasonably requested by the Agent in proper form for filing in the corresponding Section of the Registry of Property of the Commonwealth as are required from time to time pursuant to this Agreement and payment of all required filing fees, taxes and all other expenses related to such filings and (ii) an opinion of counsel for the Obligors in form and substance reasonably satisfactory to the Agent in connection with such Additional Puerto Rico Security Documents.

          Section 8. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Lenders that (with respect to matters pertaining to itself and each of its Subsidiaries):

          8.01  CORPORATE EXISTENCE.  Each of the Company and its Subsidiaries:
(a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

          8.02 FINANCIAL CONDITION. The Company has heretofore furnished to each of the Lenders the following:

          (a) a pro forma unaudited consolidated balance sheet of the Company and its Subsidiaries (including Garrido and Guest Choice) as at January 1, 1996 and related pro forma consolidated statements of income, retained earnings and cash flows for the twelve-month period ending on December 31, 1996, in each case, prepared on the assumption that the Reorganization (as such term is defined in the Existing Credit Agreement), the Skinners Acquisition and the Garrido Acquisition and all other transactions contemplated hereby to occur at the same time had been effected, accompanied by a certificate of a Responsible Financial Officer of the Company to the effect that (i) all such financial statements fairly present the pro forma consolidated financial condition and results of operations of the Company, its Subsidiaries, Garrido and Guest Choice, all in accordance with generally accepted accounting principles and practices applied on a consistent basis, (ii) none of the Company or any of its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheet as at said date, and (iii) since January 1, 1996, there has been no material adverse change in the pro forma financial condition, operations, business or prospects of the Company, its Subsidiaries, Garrido and Guest Choice taken as a whole;

          (b) audited balance sheets of Garrido as at June 30, 1995 and 1994 and the related statements of income, retained earnings and cash flow of Garrido for the relevant fiscal period ended on each said date, with opinions thereon of KMPG Peat Marwick, and the unaudited balance sheet of Garrido as at March 31, 1996 and the related statements of income and retained earnings of Garrido for the quarterly period ended on said date;

          (c) unaudited consolidating balance sheets of the Company and its Subsidiaries as at March 31, 1996 or the most current quarterly financial statement required to be delivered prior to the Effective Date, and the related consolidating statements of income, retained earnings and cash flow for the three-month period ended on said date; and

          (d) an audited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1995 and the related consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for the fiscal period ended on said date, with the opinion thereon of Deloitte Touche LLP and the unaudited consolidated balance sheet of the Company as at March 31, 1996 and the related consolidated statements of income and retained earnings and cash flow of the Company and its Subsidiaries for the quarterly period ended on said date.

All such financial statements fairly present the respective actual or pro forma financial condition, as the case may be, of the respective entities as at the respective dates, and the respective actual or pro forma results of operations for the respective periods ended on said respective dates, all in accordance with generally accepted accounting principles and practices applied on a consistent basis. None of such respective entities has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the respective balance sheets referred to above. Since December 31, 1995 (with respect to the Company and each of its Subsidiaries (other than Garrido)) and since June 30, 1995 (with respect to Garrido), there has been no material adverse change in the respective actual or pro forma financial condition, operations, business or prospects of each such entity from that set forth in the respective financial statements as at such respective dates.

          8.03 LITIGATION. Except as disclosed in Schedule V hereto, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries that, if adversely determined could (either individually or in the aggregate) have a Material Adverse Effect.

          8.04 NO BREACH. None of the execution and delivery of this Agreement and the Notes and the other Basic Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

          8.05 ACTION. Each Obligor has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Basic Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except with respect to the Security Documents delivered pursuant to Section 7.02 hereof, each Security Document is effective to create in favor of the Agent for the benefit of the Lenders a legal, valid and enforceable first priority Lien upon all right, title and interest of the Obligor or Obligors party thereto in the Property described therein and such Lien has been perfected, except as otherwise permitted under Section 9.06 hereof or in such Security Document.
With respect to the Security Documents delivered pursuant to Section 7.02 hereof, such Security Documents shall be effective to so create a Lien upon the execution thereof and such Lien shall be perfected upon the filing of such Security Document or other relevant instruments, or taking possession of such Property, in the manner and in the places required by applicable law, except as otherwise permitted under Section 9.06 hereof or in such Security Document.

          8.06 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of the Basic Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

          8.07 USE OF CREDIT. None of the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans hereunder will be used to buy or carry any Margin Stock.

          8.08 ERISA. Each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Lenders under Section 9.01(e) hereof.

          8.09 TAXES. The Company and its Subsidiaries (other than the Obligors operating in the Commonwealth) are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Company and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions. Neva Plastics and Suiza Fruit each hold industrial tax exemption grants entitling each of them to a 90% exemption from income and property taxes and a 60% exemption from municipal license taxes. The grant held by Neva Plastics will expire on August 31, 2000 for income tax purposes, on June 30, 2001 for municipal tax purposes and on January 1, 2000 for property tax purposes. The grant held by Suiza Fruit will expire on October 12, 2002 for income and property tax purposes and on June 30, 2003 for municipal license tax purposes.

          8.10 INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          8.11 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          8.12  MATERIAL AGREEMENTS AND LIENS.

          (a) Part A of Schedule I hereto is a complete and correct list, as of the Effective Date, and after giving effect to the Garrido Acquisition, and the transactions contemplated hereunder to occur on such date, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I.

          (b) Part B of Schedule I hereto is a complete and correct list, as of the Effective Date (and after giving effect to the Garrido Acquisition and transactions contemplated hereunder to occur on such date), of each Lien securing Indebtedness of any Person and covering any Property of the Company or any of its Subsidiaries that will continue after the Effective Date, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said
Schedule I.

          8.13 ENVIRONMENTAL MATTERS. Each of the Company and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Company and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

          In addition, except as to matters with respect to which the Company and its Subsidiaries could not reasonably be expected to incur liabilities in excess of $250,000 in the aggregate:

          (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Company or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Company or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Company or any of its Subsidiaries.

          (b) Neither the Company nor any of its Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute; and

                    (i) no polychlorinated biphenyls (PCB's) is or has been present at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

                    (ii) no asbestos or asbestos-containing materials is or has been present at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

                    (iii) there are no underground storage tanks, other than those disclosed in consultant reports provided to the Agent by the Company or its Subsidiaries, or surface impoundments for Hazardous Materials, active or abandoned, at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

                    (iv) no Hazardous Materials have been Released at, on or under any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries in a reportable quantity established by statute, ordinance, rule, regulation or order; and

                    (v) no Hazardous Materials have been otherwise Released at, on or under any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries that would (either individually or in the aggregate) have a Material Adverse Effect.

          (c) Neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R.
     Section 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Company or any of its Subsidiaries.

          (d) No Hazardous Material generated by the Company or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by the Company or any of its

     Subsidiaries at any location other than those listed in Schedule II hereto.

          (e) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any of its Subsidiaries and no site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

          (f) No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by the Company or any of its Subsidiaries, and no government action has been taken or is in process that could subject any such site or facility to such Liens and neither the Company nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

          (g) All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries and that could result in a Material Adverse Effect have been made available to the Lenders.

          8.14 CAPITALIZATION. As of the Effective Date (and after giving effect to the Garrido Acquisition and the other transactions contemplated hereunder to occur on such date),

          (a) the authorized capital stock of the Company consists of 21,000,000 shares, consisting of 20,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share;

          (b) the Company has 10,108,479 shares of issued and outstanding common stock, and all of such issued shares are duly and validly issued and outstanding and are not held in treasury;

          (c)  the Company has no issued or outstanding preferred stock;

          (d) except for options to purchase 579,760 shares of common stock granted under the Company's Exchange Stock Option and Restricted Stock Plan and options to purchase up to 1,069,500 shares of common stock granted (637,078) or available (432,422) for future grants under the Company's 1995 Stock Option and Restricted Stock Plan, there are no outstanding Equity Rights with respect to the Company; and

          (e) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.

          8.15  SUBSIDIARIES, ETC.

          (a) Set forth in Part A of Schedule III hereto is a complete and correct list, as of the date hereof (and as of the Effective Date after giving effect to the transactions contemplated hereunder to occur on such date and after consummation of the Garrido Acquisition), of all of the Subsidiaries of the Company, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule III hereto,
(x) each of the Company and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule III hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

          (b) Set forth in Part B of Schedule III hereto is a complete and correct list, as of the date of this Agreement (and as of the Effective Date after giving effect to the transactions contemplated hereunder to occur on such date and after consummation of the Garrido Acquisition), of all Investments (other than Investments disclosed in Part A of said Schedule III hereto) held by the Company or any of its Subsidiaries in any Person and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of
Schedule III hereto, each of the Company and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

          (c) None of the Subsidiaries of the Company is, on the Effective Date, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 9.19(b) hereof.

          8.16 TITLE TO ASSETS. The Company owns and has on the date hereof, and will own and have on the Effective Date, good and marketable title (subject only to Liens permitted by Section 9.06 hereof) to the Properties shown to be owned in the most recent financial statements referred to in Section 8.02 hereof (other than Properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 9.05 hereof). The Company owns and has on the date hereof, and will own and have on the Effective Date, good and marketable title to, and enjoys on the date hereof, and will enjoy on the Effective Date, peaceful and undisturbed possession of, all Properties (subject only to Liens permitted by Section 9.06 hereof) that are necessary for the operation and conduct of its businesses.

          8.17 TRUE AND COMPLETE DISCLOSURE. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Company and its Subsidiaries to the Agent and the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

          8.18 REAL PROPERTY. Set forth on Schedule IV attached hereto is a list, as of the Effective Date (and after giving effect to the Garrido Acquisition), of all of the real property interests held by the Company and its Subsidiaries, indicating in each case whether the respective Property is owned or leased, the identity of the owner or lessee and the location of the respective Property.

          8.19 SOLVENCY. As of the Effective Date and after giving effect to the initial extension of credit hereunder, the Garrido Acquisition and the other transactions contemplated hereby, (a) the aggregate value of all Properties of the Company and its Subsidiaries at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the Property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Company and its Subsidiaries, (b) the Company and its Subsidiaries will not, on a consolidated basis, have unreasonably small capital with which to conduct their business operations as heretofore conducted and (c) the Company and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

          Section 9. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Lenders and the Agent that, so long as any Commitment or Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Company hereunder:

          9.01 FINANCIAL STATEMENTS, ETC. The Company shall deliver, or shall cause to be delivered, to each of the Lenders:

          (a) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Company, consolidated and consolidating statements of income, retained earnings and cash flow of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding periods in the preceding fiscal year, accompanied by a certificate of a Responsible Financial Officer of the Company, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries, and said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated and consolidating statements of income, retained earnings and cash flow of the Company and its Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied (i) in the case of said consolidated statements and balance sheet of the

     Company, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default, and (ii) in the case of said consolidating statements and balance sheets, by a certificate of a Responsible Financial Officer of the Company, which certificate shall state that said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

          (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Company shall have filed with the Commission or any national securities exchange;

          (d) promptly upon mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (e) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a Responsible Financial Officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

                    (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of
          Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (PROVIDED that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or
          Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the
          Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                    (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

                    (iii)  the institution by PBGC of proceedings under
          Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                    (iv) the complete or partial withdrawal from a Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                    (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                    (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

          (f) as soon as available and in any event within 10 Business Days after the end of each monthly accounting period of the Company (and from time to time as the Agent may reasonably request), a Borrowing Base Certificate as at the last day of such accounting period;

          (g) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto;

          (h) periodically at the request of the Majority Lenders (but, unless a Default shall have occurred and be continuing, no more frequently than once in any calendar year) and at the expense of the Company, a report of an independent collateral auditor (which may be, or be affiliated with, one of the Lenders) with respect to the Receivables and Inventory components included in the Borrowing Base as at the end of the latest fiscal quarter, which report shall indicate that, based upon a review by such auditors of the Receivables (including, without limitation, the verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Company and its Subsidiaries) and Inventory (including, without limitation, verification as to value, location and respective types), the information set forth in the Borrowing Base Certificate as at the end of such fiscal quarter is accurate and complete in all material respects; and in addition, as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a like report of Deloitte Touche LLP or any other independent certified public accountants of recognized national standing with respect to the Receivables and Inventory components included in the Borrowing Base as at the end of such fiscal year;

          (i) promptly upon receipt thereof, copies of all management letters and other material reports which are submitted to the Board of Directors of the Company or any of its Subsidiaries by their independent certified public accountants in connection with any annual audit of the Company and/or any such Subsidiary by such accountants;

          (j) as soon as available and in any event on or before December 31 of each fiscal year, a budget for the next following fiscal year setting forth for each Subsidiary of the Company and for the Company and its Subsidiaries as a whole, anticipated income, expense and capital expenditure items for each quarter during such fiscal year, and quarterly, concurrently with the delivery of the financial statements for such fiscal year pursuant to clause (a) above, a report setting forth a detailed comparison of actual performance to the budget referred to above; and

          (k) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Agent may reasonably request.

The Company will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to clause (b) above, a certificate of a Responsible Financial Officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and
(ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 9.10, 9.11, 9.12, 9.13 and
9.14 hereof as of the end of the respective quarterly fiscal period or fiscal year.

          9.02 LITIGATION. The Company will promptly give to each Lender notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to each Lender notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, would not

(either individually or in the aggregate) have a Material Adverse Effect.

          9.03 EXISTENCE, ETC. The Company will, and will cause each of its Subsidiaries to:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (PROVIDED that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under
     Section 9.05 hereof);

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;

          (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

          (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

          (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

          (f) permit representatives of any Lender or the Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Agent (as the case may be).

          9.04 INSURANCE. The Company will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations. The Company will in any event maintain (with respect to itself and each of its Subsidiaries):

          (1) Casualty Insurance -- insurance against loss or damage covering all of the tangible real and personal Property and improvements of the Company and each of its Subsidiaries by reason of any Peril (as defined below) in such amounts (subject to such deductibles as shall be satisfactory to the Majority Lenders) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy but in any event in an amount
     (i) in the case of fixed assets and equipment (including, without limitation, vehicles), at least equal to 100% of the actual replacement cost of such assets (including, without limitation, foundation, footings and excavation costs), subject to deductibles as aforesaid (PROVIDED that recovery limits may be applicable to losses caused by flood or earthquake) and (ii) in the case of inventory, not less than the fair market value thereof, subject to deductibles as aforesaid.

          (2) Automobile Liability Insurance for Bodily Injury and Property Damage -- insurance against liability for bodily injury and property damage in respect of all vehicles (whether owned, hired or rented by the Company or any of its Subsidiaries) at any time located at, or used in connection with, its Properties or operations in such amounts as are then customary for vehicles used in connection with similar

     Properties and businesses, but in any event to the extent required by applicable law.

          (3) Comprehensive General Liability Insurance -- insurance against claims for bodily injury, death or Property damage occurring on, in or about the Properties (and adjoining streets, sidewalks and waterways) of the Company and its Subsidiaries, in such amounts as are then customary for Property similar in use in the jurisdictions where such Properties are located.

          (4) Workers' Compensation Insurance -- workers' compensation insurance (including, without limitation, Employers' Liability Insurance) to the extent required by applicable law.

          (5) Product Liability Insurance -- insurance against claims for bodily injury, death or Property damage resulting from the use of products sold by the Company or any of its Subsidiaries in such amounts as are then customarily maintained by responsible persons engaged in businesses similar to that of the Company and its Subsidiaries.

          (6) Business Interruption Insurance -- insurance against loss of operating income (up to an aggregate amount equal to $15,000,000 and subject to a deductible, or self-insured amount, not in excess of $500,000) by reason of any Peril.

          (7) Other Insurance -- such other insurance, including, without limitation, War-Risk Insurance when and to the extent obtainable from the United States Government, in each case as generally carried by owners of similar Properties in the jurisdictions where such Properties are located, in such amounts and against such risks as are then customary for Property similar in use.

Such insurance shall be written by financially responsible companies selected by the Company and having an A. M. Best rating of "A-" or better and being in a financial size category of VIII or larger, or by other companies acceptable to the Majority Lenders, and (other than workers' compensation) shall name the Agent as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional named insured as its interests may appear (to the extent covering any other risk). Each policy referred to in this Section 9.04 shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days' notice to the Agent and shall also provide that the interests of the Agent and the Lenders shall not be invalidated by any act or negligence of the Company or any Person having an interest in any Property covered by the Mortgages nor by occupancy or use of any such Property for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to such Property. The Company will advise the Agent promptly of any policy cancellation, reduction or amendment.

          On or before the Effective Date, the Company will deliver to the Agent certificates of insurance satisfactory to the Agent evidencing the existence of all insurance required to be maintained by the Company hereunder setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage (and attaching original copies of any policies with respect to casualty insurance). Thereafter, each year the Company will deliver to the Agent certificates of insurance evidencing that all insurance required to be maintained by the Company hereunder will be in effect through the calendar year following the date of such certificates, subject only to the payment of premiums as they become due. In addition, the Company will not modify any of the provisions of any policy with respect to casualty insurance without delivering the original copy of the endorsement reflecting such modification to the Agent accompanied by (if requested by the Agent) a written report of a firm of independent insurance brokers of nationally recognized standing, stating that, in their opinion, such policy (as so modified) adequately protects the interests of the Lenders and the Agent, is in compliance with the provisions of this Section 9.04, and is comparable in all respects with insurance carried by responsible owners and operators of Properties similar to those covered by the Mortgages.
 The Company will not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 9.04 unless the Agent is the named insured thereunder, with loss payable as provided herein. The Company will immediately notify the Agent whenever any such separate insurance is obtained and shall deliver to the Agent the certificates evidencing the same.

          Without limiting the obligations of the Company under the foregoing provisions of this Section 9.04, in the event the Company shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section 9.04, then the Agent may, but shall have no obligation so to do, procure insurance covering the interests of the Lenders and the Agent in such amounts and against such risks as the Agent (or the Majority Lenders) shall deem appropriate, and the Company shall reimburse the Agent in respect of any premiums paid by the Agent in respect thereof.

          For purposes hereof, the term "PERIL" shall mean, collectively, fire, lightning, flood, windstorm, hail, earthquake, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and all other perils covered by the "all-risk" endorsement then in use in the jurisdictions where the Properties of the Company and its Subsidiaries are located.

          9.05 PROHIBITION OF FUNDAMENTAL CHANGES. (a) The Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

          (b) The Company will not, nor will it permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except:

               (i) for purchases of inventory and other Property to be sold or used in the ordinary course of business;

               (ii)  Investments permitted under Section 9.08 hereof;

               (iii)  Capital Expenditures permitted under Section 9.14 hereof;

               (iv) the acquisition of any capital stock, business or Property of any Person not exceeding (x) for the period from the day after the Effective Date to and including December 31, 1996, a purchase price (including, without limitation, non-cash compensation and the assumption of any additional Indebtedness to the extent permitted under Section 9.07 hereof) of $12,500,000 in the aggregate and (y) thereafter, $5,000,000 in a single transaction (or a series of related transactions), $10,000,000 in the aggregate for any fiscal year and $25,000,000 in the aggregate (including any acquisitions made in the period from the day after the Effective Date to and including December 31, 1996), PROVIDED that at the time of such acquisition no Default shall have occurred and be continuing, and PROVIDED further that any future earn-out payments in connection with any such acquisition shall be counted at the time such earn-out payment is made in determining whether the dollar limitations contained in this clause
     (iv) have been exceeded; and

               (v) the Garrido Acquisition in accordance with the terms of the Garrido Purchase Agreement and for a purchase price not exceeding $37,000,000 (excluding up to $5,500,000 in future earn-out payments and $10,625,000 for tax credit sharing, if any), PROVIDED that such acquisition shall be consummated prior to July 31, 1996 and such earn-out payments shall be made prior to April 30, 1998.

          (c) The Company will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests), but excluding:

               (i)  any Excluded Disposition;

               (ii) obsolete or worn-out Property, tools or equipment no longer used or useful in its business (other than any Excluded Disposition) or real Property no longer used or useful in its business so long as the aggregate amount thereof sold in any single fiscal year by the Company and its Subsidiaries shall not have a fair market value in excess of $500,000; and


               (iii) any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms.

          (d) Notwithstanding the foregoing provisions of this Section 9.05, so long as no Default shall have occurred and be continuing, and after giving effect to any of the succeeding transactions, no Default would exist hereunder:

               (i) any Subsidiary of the Company may be merged or consolidated with or into: (x) the Company if the Company shall be the continuing or surviving corporation or (y) any other such Subsidiary; and

               (ii) any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or a Subsidiary of the Company.

          9.06 LIMITATION ON LIENS. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

          (a)  Liens created pursuant to the Security Documents;

          (b)  Liens in existence on the date hereof and listed in Part B of
     Schedule I hereto;

          (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet delinquent or that are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

          (d) carriers', warehousemen's, mechanics', materialmen's, landlord's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings;

          (e) Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 10(i) hereof;

          (f) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (g) deposits or pledges to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (i) Liens upon tangible personal Property acquired after the date hereof (by purchase, construction or otherwise), or upon other property acquired after the date hereof as a Capital Expenditure, by the Company or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost of such Property; PROVIDED that (i) no such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the Property so acquired, (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the fair market value (as determined in good faith by a Responsible Financial Officer of the Company) of such Property at the time it was acquired, and (iii) the principal amount of all Indebtedness (other than Indebtedness permitted by Section 9.07(e) hereof) secured by such Liens shall not exceed $500,000 in the aggregate;

          (j) Liens upon real Property heretofore leased or leased after the date hereof (under operating or capital leases) in the ordinary course of business by the Company or any of its Subsidiaries in favor of the lessor created at the inception of the lease transaction, securing obligations of the Company or any of its Subsidiaries under or in respect of such lease and extending to or covering only the Property subject to such lease and improvements thereon;

          (k) Liens of sellers or creditors of sellers of farm products encumbering such farm products when sold to any of the Obligors pursuant to the Food Security Act of 1985 or pursuant to similar state laws to the extent such Liens may be deemed to extend to the assets of such Obligors;

          (l) protective Uniform Commercial Code filings with respect to personal Property leased by any Obligor; and

          (m) any extension, renewal or replacement of the foregoing, PROVIDED, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property.

          9.07 INDEBTEDNESS. The Company will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

          (a) Indebtedness to the Lenders hereunder and under the other Loan Documents;

          (b) the Subordinated Indebtedness (but not any replacement, renewal, refunding, refinancing or extension thereof);

          (c) Indebtedness outstanding on the date hereof and listed in Part A of Schedule I hereto;

          (d) Indebtedness of Subsidiaries of the Company to the Company or to other Subsidiaries of the Company or of the Company to any of its Subsidiaries to the extent permitted under Section 9.08(g) hereof;

          (e) Indebtedness (including Capital Lease Obligations) incurred to finance the purchase of equipment, and other Capital Lease Obligations, not to exceed $3,750,000 in the aggregate outstanding at any time; and

          (f) additional Indebtedness of the Company and its Subsidiaries up to but not exceeding $1,000,000 at any one time outstanding.

          9.08 INVESTMENTS. The Company will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

          (a) Investments outstanding as of the Effective Date and identified in Part B of Schedule III hereto (including, without limitation, Indebtedness of any Subsidiary of the Company to the Company or any other Subsidiary of the Company);

          (b)  operating deposit accounts with depository institutions;

          (c)  Permitted Investments;

          (d)  Interest Rate Protection Agreements entered into pursuant to
     Section 9.15 hereof;

          (e)  the Garrido Acquisition;

          (f) Investments by the Company in the capital stock of its Subsidiaries to the extent outstanding as of the Effective Date;

          (g) Investments (other than of a type specified in clause (f) above and other than the Investments permitted under clause (a) above) by the Company in its Subsidiaries or by any Subsidiary of the Company in the Company or any other Subsidiary of the Company made after the Effective Date not exceeding $10,000,000 at any time outstanding (MINUS (without duplication) the aggregate principal amount of Indebtedness outstanding under Section 9.07(d) hereof);

          (h) Loans and advances to employees up to but not exceeding $500,000 in the aggregate;

          (i) deposits to secure bids, tenders, utilities, vendors, leases, statutory obligations, surety and appeal bonds and other deposits of like nature arising in the ordinary course of business not exceeding $250,000 in the aggregate;

          (j) additional Investments up to but not exceeding $500,000 in the aggregate;

          (k)  any guarantees permitted under Section 9.07 hereof; and

          (l)  Investments permitted under Section 9.05(b) hereof.

          9.09  RESTRICTED PAYMENTS.

          (a) DIVIDEND PAYMENTS. The Company will not, nor will it permit any of its Subsidiaries to, declare or make any Dividend Payment at any time, PROVIDED that the Company may redeem or retire shares of its common stock from any of its officers in connection with his or her voluntary departure, dismissal, retirement or death, PROVIDED that (i) at the time of such redemption or retirement no Default shall have occurred and be continuing and (ii) the aggregate amount of all cash paid in respect of all such shares so redeemed or repurchased does not exceed $500,000 in any fiscal year. Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Company to the Company or any other Subsidiary of the Company.

          (b) MANAGEMENT FEES. The Company will not, nor will it permit any of its Subsidiaries to, accrue or pay any Management Fees to any Person (including, without limitation, any Affiliates), PROVIDED that, so long as no Default shall have occurred and be continuing or would result therefrom, the Company may make payments to Robert L. Kaminski not exceeding $150,000 in any fiscal year.

          9.10  LEVERAGE RATIOS.

          (a) The Company will not permit the Leverage Ratio to exceed the following respective ratios at any time during the following respective periods:

          Period                               Ratio
          ------                               -----

     From the Effective Date
       through and including
       June 29, 1997                         4.25 to 1

     From June 30, 1997
       through and including
       June 29, 1998                         3.75 to 1

     From June 30, 1998
       through and including
       June 29, 1999                         3.25 to 1

     From June 30, 1999
       and at all times
       thereafter                            2.75 to 1

          (b) The Company will not permit the Senior Leverage Ratio to exceed the following respective ratios at any time during the following respective periods:

          Period                               Ratio
          ------                               -----

     From the Effective Date
       through and including
       June 29, 1997                         3.25 to 1

     From June 30, 1997
       through and including
       June 29, 1998                         2.50 to 1

     From June 30, 1998
       through and including
       June 29, 1999                         2.25 to 1

     From June 30, 1999
       and at all times
       thereafter                            2.00 to 1

          9.11  MINIMUM NET WORTH.  The Company will not permit its Net Worth
(i) for the period from the Effective Date to and including December 31, 1996 to be less than $40,000,000 and (ii) for each fiscal year thereafter, to be less than $40,000,000 plus 50% of net income for all preceding fiscal years (without including the results of any fiscal year in respect of which there was a net loss) commencing with the fiscal year beginning January 1, 1996. The amounts of Net Worth set forth above shall be increased by 75% of the amount by which the "total stockholders equity" of the Company is increased as a result of any public or private offering of common stock of the Company. Promptly upon consummation of each such public or private offering, the Company shall notify the Agent in writing of the amount of such increase in total stockholders equity.

          9.12 FIXED CHARGES RATIO. The Company will not permit the Fixed Charges Ratio to be less than 1.05 to 1 at any time.

          9.13  INTEREST COVERAGE RATIOS.

          (a) The Company will not permit the Interest Coverage Ratio to be less than the following respective ratios at any time during the following respective periods:

          Period                               Ratio
          ------                               -----

     From the Effective Date
       through and including
       June 29, 1997                         2.20 to 1

     From June 30, 1997
       through and including
       June 29, 1998                         2.40 to 1

     From June 30, 1998
       through and including
       June 29, 1999                         2.75 to 1

     From June 30, 1999
       through and including
       June 29, 2000                         3.25 to 1

     From June 30, 2000
       and at all times
       thereafter                            3.75 to 1

          (b) The Company will not permit the Senior Interest Coverage Ratio to be less than the following respective ratios at any time during the following respective periods:

          Period                               Ratio
          ------                               -----

     From the Effective Date
       through and including
       June 29, 1997                         3.50 to 1

     From June 30, 1997
       through and including
       June 29, 1998                         3.75 to 1

     From June 30, 1998
       through and including
       June 29, 1999                         4.00 to 1

     From June 30, 1999
       through and including
       June 29, 2000                         4.50 to 1

     From June 30, 2000
       and at all times
       thereafter                            5.00 to 1

          9.14 CAPITAL EXPENDITURES. The Company will not permit the aggregate amount of Capital Expenditures by the Company and its Subsidiaries to exceed the following respective amounts for the following respective periods:

          Period                               Amount
          ------                               ------

     From January 1, 1996                    $10,000,000
       through and including
       December 31, 1996

     From January 1, 1997                    $10,000,000
       through and including
       December 31, 1997

     From January 1, 1998                    $11,000,000
       through December 31, 1998,
       and for each fiscal year
       thereafter

If the aggregate amount of Capital Expenditures for any period set forth in the schedule above shall be less than the amount set forth opposite such period in the schedule above, then 50% of the shortfall shall be added to the amount of Capital Expenditures permitted for the immediately succeeding period (but not any other) period and, for the purposes hereof, the amount of Capital Expenditures made during any period shall be deemed to have been made first from the permitted amount for such period set forth in the schedule above and last from the amount of any carryover from any previous period. Notwithstanding the foregoing, in addition to the Capital Expenditures permitted to be incurred as provided above the Company may make the following additional Capital
Expenditures: (a) the acquisition of replacement Property in respect of an Excluded Disposition; (b) the purchase price paid by the Company or any of its Subsidiaries in respect of any acquisition permitted under Section 9.05(b)(iv) hereof; (c) Capital
Expenditures not exceeding $6,000,000 during the period from and after the Closing Date to and including December 31, 1996 in respect of the expansion by Velda Farms of its facilities at Winter Haven, Miami, Jacksonville and/or
St. Petersburg, Florida; (d) Capital Expenditures made with the proceeds of property or casualty insurance for the purposes of repairing or replacing damaged or destroyed fixed or capital assets; and (e) any acquisition permitted under Section 9.05(b)(v) hereof.

          9.15 INTEREST RATE PROTECTION AGREEMENTS. The Company shall maintain in full force and effect the Interest Rate Protection Agreements existing as of the Effective Date as described in Section 7.01(s) hereof until the stated expiration date thereof. The Company further agrees to provide to the Agent on or before May 17, 1997 evidence that it has in full force and effect Interest Rate Protection Agreements in form and substance satisfactory to the Agent that enable the Company to protect against floating interest rates as to a notional principal amount at least equal to 50% of the maximum aggregate principal amount of the Facility B Loans outstanding from time to time during the period from May 17, 1997 to and including July 31, 1999.

          9.16 LINES OF BUSINESS. Neither the Company nor any of its Subsidiaries will engage to any substantial extent in any line or lines of business activity other than operations involved in the manufacture, processing or distribution of ice, ice-related products, coffee or dairy products, or the lines of business conducted by the Company or any of its Subsidiaries as of the Effective Date.

          9.17 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate;
(b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); PROVIDED that (i) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (ii) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate.

          9.18 USE OF PROCEEDS. The Company will use the proceeds of (a) the Facility A Loans and the Facility B Loans to be made hereunder on the Effective Date solely to repay loans under the Existing Credit Agreement and to finance the Garrido Acquisition and to pay transaction costs related thereto and otherwise for working capital or other general corporate purposes and (b) the Facility A Loans to be made at any time after the Effective Date solely for working capital or other general corporate purposes (including, without limitation, to finance acquisitions permitted under Section 9.05(b)(iv) and (v) hereof). The Company will use the proceeds of all Loans hereunder in compliance with all applicable legal and regulatory requirements. Neither the Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

          9.19 CERTAIN OBLIGATIONS RESPECTING SUBSIDIARIES; ADDITIONAL MORTGAGED PROPERTIES.

          (a) The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly Owned Subsidiary. In the event that any additional shares of stock shall be issued by any Subsidiary, the respective Obligor agrees forthwith to deliver to the Agent pursuant to the relevant Security Document the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Agent shall request to perfect the security interest created therein pursuant to such Security Document.

          (b) The Company will not permit any of its Subsidiaries to enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property.

          (c) The Company will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Company are party to, as obligors, the Existing Subsidiary Guarantee and Security Agreement or the New Subsidiary Guarantee and Security Agreement. Without limiting the generality of the foregoing, in the event that the Company or any of its Subsidiaries shall form or acquire any new Subsidiary, the Company or the respective Subsidiary will cause such new Subsidiary to (i) become a party to the Existing Subsidiary Guarantee and Security Agreement or the New Subsidiary Guarantee and Security Agreement pursuant to a written instrument in form and substance satisfactory to the Agent, (ii) if requested by the Majority Lenders, cause such new Subsidiary to execute and deliver one or more Mortgages, in substantially the form of Exhibits D-1 or D-2 hereto (with such changes thereto as the Agent may reasonably request), covering the real Property and/or fixtures of such Subsidiary, and (iii) to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents relating to the foregoing as is consistent with those delivered by each Obligor pursuant to Section 7.01 hereof upon the Effective Date or pursuant to Section 7.01 of the Existing Credit Agreement upon the Closing Date, as the case may be, or as any Lender or the Agent shall have reasonably requested.

          (d) Without affecting the obligations of the Company under any provision prohibiting such action hereunder, in the event that the Company or any of its Subsidiaries shall acquire any business or Property after the Effective Date, the Company shall, or shall cause such Subsidiary to (i) if requested by the Majority Lenders, execute and deliver one or more Mortgages, substantially in the form of Exhibits D-1 or D-2 hereto (with such changes as the Agent may reasonably request), covering the real property and/or fixtures so acquired, (ii) execute and deliver to the Agent for filing, appropriately completed Uniform Commercial Code financing statements or other filings or instruments as the Agent shall request in order to perfect the security interest in favor of the Agent for the benefit of the Lenders in such Property so acquired and (iii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents relating to the foregoing as is consistent with those delivered by each Obligor pursuant to Section 7.01 hereof upon the Effective Date or pursuant to Section 7.01 of the Existing Credit Agreement upon the Closing Date, as the case may be, or as any Lender or the Agent shall have reasonably requested.

          9.20 MODIFICATIONS OF CERTAIN DOCUMENTS. Except in connection with any transaction expressly permitted hereunder, the Company will not, nor will it permit any of its Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of the Garrido Purchase Agreement or any agreement, instrument or other document evidencing or relating to the charter or by-laws of the Company or any of its Subsidiaries, in each case, without the prior consent of the Agent (with the approval of the Majority Lenders). Without limiting the requirement for consent as provided in the immediately preceding sentence, the Company will furnish to the Agent a copy of each such modification, supplement or waiver promptly upon the effectiveness thereof (and the Agent will promptly furnish a copy thereof to each Lender).

          9.21  FURTHER ASSURANCES.

          (a) The Company shall deliver to the Agent within 60 days after the Effective Date appraisals of each of the facilities located on the Properties owned by Garrido or Guest Choice, which appraisals shall be satisfactory to the Majority Lenders.

          (b) As and to the extent requested from time to time by the Agent or the Majority Lenders, each Obligor operating in the Commonwealth will grant to the Agent, for the benefit of the Lenders, a Lien in respect of any Property acquired by such Obligor operating in the Commonwealth after the Effective Date and not otherwise covered by the Puerto Rico Security Documents (collectively, the "ADDITIONAL PUERTO RICO SECURITY DOCUMENTS"). Such Lien shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Agent and shall constitute valid and enforceable perfected liens superior to and prior to the rights of all other Persons and subject to no other Liens except for the Liens permitted pursuant to Section 9.06 hereof. The Additional Puerto Rico Security Documents or other instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Agent for the benefit of the Lenders required to be granted pursuant to the Additional Puerto Rico Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full.

          9.22  SUBORDINATED INDEBTEDNESS.

          (a) Neither the Company nor any of its Subsidiaries will purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except: (i) for regularly scheduled payments of principal and interest (including post-default interest) in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness (and permitted to be made at the time of payment thereof pursuant to the Subordination Agreement); (ii) the payment or reimbursement of expenses in connection with the negotiation, execution, delivery and administration and/or the supervision of, and any permitted amendment or waiver of, the Subordinated Debt Documents, all in accordance with Section 14 of the Subordinated Note Purchase Agreement, but excluding expenses, fees or other amounts relating to the exercise of any rights or remedies or the taking of any enforcement action by the holders of any Subordinated Indebtedness under or in respect of any Subordinated Debt Document or any restructuring, refinancing or workout or similar transaction relating thereto; and (iii) that the Company may redeem or prepay the Subordinated Indebtedness, in whole or in part, pursuant to Section
7.2 of the Subordinated Note Purchase Agreement from the proceeds of a Public Offering by the Company after the Effective Date, PROVIDED that (i) at the time of such redemption or prepayment, and at the time any notice with respect thereto shall be required to be given pursuant to the Subordinated Debt Documents, no Default shall have occurred and be continuing and (ii) any proceeds of such offering that remain unapplied after such redemption or prepayment shall be applied pursuant to Section 2.09(d) hereof. For purposes of this Section 9.22(a), "PUBLIC OFFERING" shall mean a registered public offering under the Securities Act of 1933, as amended, of capital stock of the Company.

     (b) The Company will not, nor will it permit any of its Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of the Subordinated Debt Documents without the prior consent of the Agent (with the approval of the Majority Lenders), except for any such modification, supplement or waiver which does not require such consent under the express terms of the Subordination Agreement; PROVIDED, however, that prior to entering into any modification, supplement or waiver of the Subordinated Debt Documents the Company shall give the Agent not less than 10 Business Days prior notice thereof furnishing the Agent with a copy of the proposed amendment, modification or waiver.

          Section 10. EVENTS OF DEFAULT. If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

          (a) The Company shall: (i) default in the payment of any principal of any Loan when due (whether at stated maturity or at mandatory prepayment); or (ii) default in the payment of any interest on any Loan or Reimbursement Obligation, any fee or any other amount payable by it hereunder or under any other Loan Document when due and such default shall have continued unremedied for three or more Business Days; or

          (b) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $500,000 or more, or in the payment when due of any amount under any Interest Rate Protection Agreement; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof or, in the case of an Interest Rate Protection Agreement, to permit the payments owing under such Interest Rate Protection Agreement to be liquidated; or

          (c) Any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by any Obligor, or any certificate furnished to any Lender or the Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) The Company shall default in the performance of any of its obligations under any of Sections 9.01(f), 9.01(g), 9.05, 9.06, 9.07, 9.08,
     9.09, 9.10, 9.11, 9.12, 9.13, 9.14, 9.15, 9.16, 9.17, 9.19, 9.21 or 9.22
     hereof; or the Company shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of 30 or more days after notice thereof to the Company by the Agent or any Lender (through the Agent); or

          (e) The Company shall default in the performance of any of its obligations under Section 4.02 of the Security Agreement; any Obligor party to the Existing Subsidiary Guarantee and Security Agreement or the New Subsidiary Guarantee and Security Agreement shall default in the performance of any of its obligations under Section 2 or 5.02 thereof; or any Obligor shall default in the performance of any of its other obligations in any Loan Document (other than this Agreement) to which it is party and such default shall continue unremedied for a period of 30 or more days after notice thereof to the Company by the Agent or any Lender (through the Agent); or

          (f) The Company or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (g) The Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code (or such similar laws) or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (h) A proceeding or case shall be commenced, without the application or consent of the Company or the relevant Subsidiary affected thereby, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Subsidiary, as the case may be, or of all or any substantial part of its Property, or (iii) similar relief in respect of such Company or such Subsidiary, as the case may be, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or any of its Subsidiaries shall be entered in an involuntary case under the Bankruptcy Code; or

          (i) A final judgment or judgments for the payment of money in excess of $500,000 in the aggregate (exclusive of judgment amounts fully bonded or covered by insurance where the surety or the insurer, as the case may be, has admitted liability in respect of such judgment) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or any such Subsidiary, as the case may be, shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (j) An event or condition specified in Section 9.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) that, in the determination of the Majority Lenders, would (either individually or in the aggregate) have a Material Adverse Effect; or

          (k) A reasonable basis shall exist for the assertion against the Company or any of its Subsidiaries, or any predecessor in interest of the Company or any of its Subsidiaries, of (or there shall have been asserted against the Company or any of its Subsidiaries) an Environmental Claim that, in the judgment of the Majority Lenders, is reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Company or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

          (l) Mr. Gregg L. Engles ("ENGLES") shall at any time cease to own beneficially at least 75% of that number of shares of common stock of the Company held by him as of June 1, 1996 (as adjusted to take into account any subsequent stock split, stock dividend or other form of recapitalization); or any of the Subsidiaries of the Company shall cease to be a Wholly Owned Subsidiary of the Company; or during any period of 25 consecutive calendar months, a majority of the Board of Directors of the Company shall no longer be composed of individuals (i) who were members of said Board on the first day of such period, (ii) whose election or nomination to said Board was approved by individuals referred to in clause
     (i) above constituting at the time of such election or nomination at least a majority of said Board or (iii) whose election or nomination to said Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of said Board; or any Person or group of Persons acting in concert, other than Engles or any other shareholder of the Company as of the Effective Date, shall at any time own or control, directly or indirectly, 30% or more of such voting capital stock; or

          (m) The Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any material portion of the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Agent, free and clear of all other Liens (other than Liens permitted under Section 9.06 hereof or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor; or

          (n)  The Company shall fail to satisfy the conditions set forth in
     Section 7.02 hereof on or before August 12, 1996.

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (g) or (h) of this Section 10 with respect to any Obligor, the Agent may (and, if requested by the Majority Lenders shall), by notice to the Company, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder, under the other Loan Documents and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.08 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in clause (g) or (h) of this Section 10 with respect to any Obligor, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.08 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

          In addition, upon the occurrence and during the continuance of any Event of Default (if the Agent has declared the principal amount then outstanding of, and accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Company hereunder and under the Notes to be due and payable), the Company agrees that it shall, if requested by the Agent or the Majority Lenders through the Agent (and, in the case of any Event of Default referred to in clause (g) or (h) of this Section
10 with respect to the Company, forthwith, without any demand or the taking of any other action by the Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as therein provided.

          Section 11.  THE AGENT.

          11.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent.

          11.02 RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given by all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

          11.03 DEFAULTS. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Agent has received notice from a Lender or any Obligor specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders, PROVIDED that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders, or all of the Lenders.

          11.04 RIGHTS AS A LENDER. With respect to its Commitments and the Loans made by it, Chase (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Chase (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Agent, and Chase and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

          11.05 INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Company under said Section 12.03, and including in any event any payments under any indemnity that the Agent is required to issue to any bank referred to in Section 4.02 of the Security Agreement and Section 5.02 of each of the Existing Subsidiary Guarantee and Security Agreement and the New Subsidiary Guarantee and Security Agreement to which remittances in respect of Accounts, as defined in each such agreement, are to be made) ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Lenders (or, if no Loans or Reimbursement Obligations are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 12.03 hereof, and including also any payments under any indemnity that the Agent is required to issue to any bank referred to in Section 4.02 of the Security Agreement and
Section 5.02 of each of the Existing Subsidiary Guarantee and Security
Agreement and the New Subsidiary Guarantee and Security Agreement to which remittances in respect of Accounts, as defined in each such agreement, are to be made, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          11.06 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. The Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the Security Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Agent or any of its affiliates.

          11.07 FAILURE TO ACT. Except for action expressly required of the Agent hereunder and under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          11.08 RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Company, and the Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent with the prior consent of the Company (which consent shall not be unreasonably withheld); PROVIDED, that no such consent of the Company shall be required if an Event of Default has occurred and is continuing and the Commitments have been terminated and/or the Loans and other amounts payable by the Obligors hereunder have been declared forthwith are due and payable. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

          11.09 AGENCY FEE. So long as the Commitments are in effect and until payment in full of the principal of and interest on the Loans and all other amounts payable by the Company hereunder, the Company will pay to the Agent an agency fee in the amount agreed in writing between the Company and the Agent, payable annually in advance commencing on the Effective Date and on each anniversary thereof. Such fee, once paid, shall be non-refundable.

          11.10 CONSENTS UNDER OTHER LOAN DOCUMENTS. Except as otherwise provided in Section 12.04 hereof with respect to this Agreement, the Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, PROVIDED that, without the prior consent of each Lender, the Agent shall not (except as provided herein or in the Security Documents) release any guarantee or collateral or otherwise terminate any Lien under any Loan Document providing for collateral security, or agree to additional obligations being secured by such collateral security, except that no such consent shall be required, and the Agent is hereby authorized, to release any Lien covering Property that is the subject of a disposition of Property permitted hereunder or to which the Majority Lenders have consented or to release any guarantee of any Obligor that is the subject of a disposition to which the Majority Lenders have consented.

          Section 12.  MISCELLANEOUS.

          12.01 WAIVER. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          12.02 NOTICES. All notices, requests and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          12.03  EXPENSES, ETC.   The Company agrees to pay or reimburse each of
the Lenders and the Agent for: (a) all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, and Fiddler Gonzalez & Rodriguez, special Puerto Rico counsel to Chase) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated); (b) all reasonable out-of-pocket costs or allocated costs and expenses of the Lenders and the Agent (including, without limitation, the reasonable fees, allocated costs and expenses of legal counsel, which may be employees of the Lenders or the Agent) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and
(z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 12.03; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Loan Document or any other document referred to therein; and (d) all costs, expenses and other charges in respect of title insurance procured with respect to the Liens created pursuant to the Mortgages.

          The Company hereby agrees to indemnify the Agent and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Agent to any Lender, whether or not the Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, the Company will (x) indemnify the Agent for any payments that the Agent is required to make under any indemnity issued to any bank referred to in Section 4.02 of the Security Agreement and
Section 5.02 of each of the Existing Subsidiary Guarantee and Security Agreement and the New Subsidiary Guarantee and Security Agreement to which remittances in respect to Accounts, as defined in each such agreement, are to be made and (y) indemnify the

Agent and each Lender from, and hold the Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (including any Lien filed against all or any part of the Property covered by the Mortgages in favor of any governmental entity, but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Company or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, including any such Release or threatened Release that shall occur during any period prior to the termination of the Commitments and the payment in full of the Loans and other amounts owing hereunder and under the other Loan Documents when the Agent or any Lender shall be in possession of any such site or facility following the exercise by the Agent or any Lender of any of its rights and remedies hereunder or under any of the Security Documents to the extent such Release results from a continuation of conditions previously in existence at, or practices theretofore employed in connection with the operation of, such site or facility.

          12.04 AMENDMENTS, ETC. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company, the Agent and the Majority Lenders, or by the Company and the Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Agent acting with the consent of the Majority Lenders; PROVIDED that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Agent acting with the consent of all of the Lenders: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan, the Reimbursement Obligations or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans, (vi) alter the terms of this
Section 12.04, (vii) modify the definition of the term "Majority Lenders", or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (viii) release any Subsidiary Guarantor from any of its guarantee obligations under the Existing Subsidiary Guarantee and Security Agreement or the New Subsidiary Guarantee and Security Agreement or release
(or terminate any Lien on) all or substantially all of the Collateral except as provided in the Security Documents with respect to such Collateral in any of the Security Documents or (ix) waive any of the conditions precedent set forth in Section 7.01 or 7.02 hereof; (b) any modification of any of the rights or obligations of the Agent or any Issuing Bank shall require the consent of the Agent or the Issuing Bank, as the case may be; and (c) any modification or supplement of Section 6 hereof shall require the consent of the Company.

          12.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          12.06  ASSIGNMENTS AND PARTICIPATIONS.

          (a) The Company may not assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Agent.

          (b) Each Lender may assign any of its Loans, its Notes, its Commitments, and, if such Lender is a Facility A Lender, its Letter of Credit Interest with the consent of the Agent (which consent shall not be unreasonably withheld), and in the case of the Facility A Commitment or Letter of Credit Interest, the Issuing Bank pursuant to an Assignment and Acceptance substantially in the form of Exhibit E hereto; PROVIDED that:

               (i) no such consent by the Agent shall be required in the case of any assignment to another Lender;

               (ii) each assignment by a Lender of its Loans, Note or Commitment of any Class or Letter of Credit Interest shall be made in such a manner so that the same portion of such Loans, Note, Commitment and (if applicable) Letter of Credit Interest is assigned to the respective assignee;

               (iii) each assignment by any Facility A Lender or Facility B Lender of its Loans (and related Note and Commitment) of a particular Class and (in the case of a Facility A Lender) its Letter of Credit Interest shall be made in such a manner so that the same portion of all of its Loans to the Company of each other Class (and related Notes and Commitments) and (if applicable) its Letter of Credit Interest is assigned to the respective assignee; and

               (iv) any such assignment of less than all of such Lender's interests in the Loans, Notes, Commitments and Letter of Credit Interests, as the case may be, shall be in an aggregate amount at least equal to $10,000,000.

Upon execution and delivery by the assignor and assignee to the Company, the Agent and, if applicable, the Issuing Bank of such Notice of Assignment, and upon consent thereto by the Agent and Issuing Bank, to the extent required above, the assignee shall have, to the extent of such assignment, the obligations, rights and benefits of a Lender hereunder holding the Commitment(s) and Loans and, if applicable, Letter of Credit Interests (or portions thereof) assigned to it as specified in such Notice of Assignment (in addition to the Commitment(s), Loans and/or Letter of Credit Interests, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment the assigning
Lender shall pay the Agent an assignment fee of $3,000.

          (c) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans or Letter of Credit Interests held by it, or in its Commitments, in which event each purchaser of a participation (a "PARTICIPANT") shall be entitled to the rights and benefits of the provisions of Section 9.01(k) hereof with respect to its participation in such Loans, Letter of Credit Interests and Commitments as if (and the Company shall be directly obligated to such Participant under such provisions as if) such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in Section 4.07(c) hereof, shall not have any other rights or benefits under this Agreement or any Note or any other Loan Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Company to any Lender under Section 5 hereof in respect of Loans or Letter of Credit Interests held by it, and its Commitments, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans, Letter of Credit Interests and Commitments, and as if such Lender were funding each of such Loans, Letter of Credit Interests and Commitments in the same way that it is funding the portion of such Loans, Letter of Credit Interests and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Lender's related Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (v) alter the rights or obligations of the Company to prepay the related Loans, (vi) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 11.10 or 12.04 hereof, requires the consent of each Lender or (vii) release any Subsidiary Guarantor from any of its guarantee obligations under the Existing Subsidiary Guarantee and Security Agreement or the New Subsidiary Guarantee and Security Agreement or release (or terminate any Lien on) all or substantially all of the Collateral except as provided in the Security Documents with respect to such Collateral in any of the Security Documents.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may (without notice to the Company, the Agent or any other Lender and without payment of any fee)
(i) assign and pledge all or any portion of its Loans, Notes and/or Letter of Credit Interests to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and
(ii) assign all or any portion of its rights under this Agreement and its Loans, Notes and Letter of Credit Interests to an affiliate. No such assignment shall release the assigning Lender from its obligations hereunder.

          (e) A Lender may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.12(b) hereof.

          (f) Anything in this Section 12.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or Reimbursement Obligation held by it hereunder to the Company or any of its Subsidiaries or Affiliates without the prior consent of each Lender.

          (g) At the request of any Lender that is not a U.S. Person and is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, the Company shall maintain, or cause to be maintained, a register (the "Register") that, at the request of the Company, shall be kept by the Agent on behalf of the Company at no charge to the Company at the address to which notices to the Agent are to be sent hereunder, on which it enters the name of such Lender as the registered owner of each Registered Loan held by such Lender. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or otherwise transferred in whole or in part by registration of such assignment or transfer on the Register (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected by registration of such assignment or transfer on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or transfer of any Registered Loan (and the Registered Note, if any, evidencing the same), the Company shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Bank that is a Registered Holder at any reasonable time upon reasonable prior notice.

          12.07 SURVIVAL. The obligations of the Company under Sections 5.01, 5.05, 5.06, 5.08 and 12.03 hereof, the obligations of the Company under Section 6.03 hereof, and the obligations of the Lenders under Section 11.05 hereof, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or the issuance of a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Loan or the issuance of a Letter of Credit), any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

          12.08 CAPTIONS. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          12.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          12.10 GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS AND VENUE.

          (a) This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

          (b) The Company hereby agrees that any suit, action or proceeding with respect to this Agreement, any Note or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought in the United States

District Court for the Southern District of New York, in the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), or in any other appellate court in the State of New York, as the party commencing such suit, action or proceeding may elect in its sole discretion; and each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of such court for the purpose of any such suit, action, proceeding or judgment. Each party hereto further submits, for the purpose of any such suit, action, proceeding or judgment brought or rendered against it, to the appropriate courts of the jurisdiction of its domicile.

          (c) The Company hereby agrees that service of all writs, process and summonses in any suit, action or proceeding brought hereunder or under any of the other Loan Documents to which the Company is a party may be made upon The Prentice Hall Corporation System, Inc. presently located at 15 Columbus Circle, New York, New York 10023, U.S.A. (the "Process Agent"), and the Company hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney in fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to the Company shall not impair or affect the validity of such service or of any judgment based thereon. Without limiting the foregoing, the Company hereby irrevocably consents to the service of process in any suit, action or proceeding in such courts by the mailing thereof by the Agent or any Lender by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto. Nothing herein shall in any way be deemed to limit the ability of the Agent or any Lender to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Company in such other jurisdictions, and in such manner, as may be permitted by applicable law.

          (d) The Company hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement, the Notes or the other Loan Documents brought in any such court and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          12.11 WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          12.12  TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

          (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Company hereby authorizes each Lender to share any information delivered to such Lender by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of clause (b) below as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments.

          (b) Each Lender and the Agent agree (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any Obligor pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lenders or the Agent, PROVIDED that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Agent, (iii) to any Lender's examiners, auditors or accountants, (iv) to the Agent or any other Lender (or to Chase Securities, Inc.), (v) in connection with any litigation to which any one or more of the Lenders or the Agent is a party, (vi) to a subsidiary or affiliate of such Lender as provided in clause (a) above or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Exhibit H hereto; PROVIDED, further, that in no event shall any Lender or the Agent be obligated or required to return any materials furnished by any Obligor. The obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit H hereto shall be superseded by this Section 12.12 upon the date upon which such assignee becomes a Lender hereunder pursuant to Section 12.06 hereof.

          12.13 INTENTION OF PARTIES. Notwithstanding anything contained herein to the contrary, it is the intention of the parties hereto that this Agreement and the Commitments and extensions of credit provided hereunder represent a continuation, renewal and extension of, but not a novation or discharge of, the credit facilities provided by the Existing Credit Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be duly executed and delivered as of the day and year first above written.


                              COMPANY
                              -------

                              SUIZA FOODS CORPORATION


                              By
                                 ----------------------------
                                Title:

                              Address for Notices:

                              3811 Turtle Creek Boulevard
                              Suite 1300
                              Dallas, Texas 75219

                              Attention:  Gregg L. Engles

                              Telecopier No.: (214) 528-9929

                              Telephone No.: (214) 528-9922

                              LENDERS
                              -------

                              FACILITY A LENDERS AND FACILITY B
                              ---------------------------------
                              LENDERS
                              -------

Facility A Commitment         THE CHASE MANHATTAN BANK
---------------------
$  3,375,000

Facility B Commitment         By
---------------------            ----------------------------
$ 14,625,000                    Title:

                              Lending Office for Base Rate Loans and
                                 Eurodollar Loans:

                              The Chase Manhattan Bank
                              270 Park Avenue
                              New York, New York 10017

                              Address for Notices:

                              The Chase Manhattan Bank
                              270 Park Avenue
                              New York, New York 10017

                              Attention:  John Coyle

                              Telecopier No.:  (212) 270-4238

                              Telephone No.:   (212) 270-5632

Facility A Commitment         THE FIRST NATIONAL BANK OF CHICAGO
---------------------
$  3,375,000

Facility B Commitment
---------------------
$ 14,625,000                  By
                                ----------------------------
                                Title:


                              Lending Office for Base Rate Loans and
                                 Eurodollar Loans:

                              The First National Bank of Chicago
                              1 First National Plaza
                              Suite 0088, 14th Floor
                              Chicago, IL  60670

                              Address for Notices:

                              The First National Bank of Chicago
                              1 First National Plaza
                              Suite 0088, 14th Floor
                              Chicago, IL  60670

                              Attention:  April Yebd

                              Telecopier No.:  (312) 732-2715
                                               (312) 732-6276

                              Telephone No.:   (312) 732-4823

Facility A Commitment        FIRST UNION NATIONAL BANK OF
---------------------
$  3,375,000                    NORTH CAROLINA

Facility B Commitment
---------------------
$ 14,625,000                  By
                                 ----------------------------
                                 Title:


                              Lending Office for Base Rate Loans and
                                 Eurodollar Loans:

                              First Union National Bank of
                                North Carolina
                              301 S. College Street
                              Charlotte, NC  28288-0737

                              Address for Notices:

                              First Union National Bank of
                                North Carolina
                              301 S. College Street
                              Charlotte, NC  28288-0737

                              Attention:  Sana Alkoor - Suiza

                              Telecopier No.:  (704) 383-6537

                              Telephone No.:   (704) 374-9831

Facility A Commitment         HARRIS TRUST AND SAVINGS BANK
---------------------
$  3,375,000

Facility B Commitment
---------------------
$ 14,625,000                  By
                                 ----------------------------
                                 Title:


                              Lending Office for Base Rate Loans and
                                 Eurodollar Loans:

                              Harris Trust and Savings Bank
                              111 West Monroe Street
                              Chicago, IL  60690

                              Address for Notices:

                              Harris Trust and Savings Bank
                              111 West Monroe Street
                              Chicago, IL  60690

                              Attention:  Jerry Karl/Marieky Estrada

                              Telecopier No.:  (312) 765-8095

                              Telephone No.:   (312) 461-3776/7664

Facility A Commitment         THE BANK OF NOVA SCOTIA
---------------------
$  2,625,000

Facility B Commitment
---------------------
$ 11,375,000                  By
                                 ----------------------------
                                 Title:


                              Lending Office for Base Rate Loans and
                                 Eurodollar Loans:

                              The Bank of Nova Scotia
                              Atlanta Agency
                              600 Peachtree Street N.E., Suite 2700
                              Atlanta, Georgia  30308

                              Address for Notices:

                              The Bank of Nova Scotia
                              Atlanta Agency
                              600 Peachtree Street N.E.
                              Suite 2700
                              Atlanta, Georgia  30308

                              Attention:  F.C.H. Ashby
                                          Senior Assistant Agent

                              Telecopier No.:  (404) 888-8998

                              Telephone No.:   (404) 877-1500


                              with a copy to:

                              The Bank of Nova Scotia
                              Houston Representative Office
                              1100 Louisiana
                              Suite 3000

                              Houston, Texas  77002

                              Attention:  Rosine Matthews
                                          Relationship Manager

                              Telecopier No.:  (713) 752-2425

                              Telephone No.:   (713) 759-3432

Facility A Commitment        BANCO POPULAR DE PUERTO RICO
---------------------
$  2,625,000

Facility B Commitment
---------------------
$ 11,375,000                  By
                                 ----------------------------
                                 Title:


                              Lending Office for Base Rate Loans and
                                 Eurodollar Loans:

                                 Banco Popular de Puerto Rico
                                 7 West 51st Street
                                 New York, New York  10019

                              Address for Notices:

                                 Banco Popular de Puerto Rico
                                 7 West 51st Street
                                 New York, New York  10019

                              Attention:  John Cuneo

                              Telecopier No.:  (212) 586-3537

                              Telephone No.:   (212) 315-2800

Facility A Commitment         BANK OF AMERICA ILLINOIS
---------------------
$  1,875,000

Facility B Commitment
---------------------
$  8,125,000                  By
                                 ----------------------------
                                 Title:


                              Lending Office for Base Rate Loans and
                                 Eurodollar Loans:

                              Bank of America Illinois
                              231 S. LaSalle
                              Chicago, Illinois  60697

                              Address for Notices:

                              Bank of America Illinois
                              231 S. LaSalle
                              Chicago, Illinois  60697

                              Attention:  Paul Youmaura

                              Telecopier No.:  (312) 974-9626

                              Telephone No.:   (312) 828-6574

Facility A Commitment         BANQUE PARIBAS
---------------------
$  1,875,000

Facility B Commitment
---------------------
$  8,125,000                  By
                                 ----------------------------
                                 Title:


                              By
                                 ----------------------------
                                 Title:


                              Lending Office for Base Rate Loans and
                                 Eurodollar Loans:

                              Banque Paribas
                              1200 Smith Street
                              Suite 3100
                              Houston, Texas  77002

                              Address for Notices:

                              Banque Paribas
                              1200 Smith Street
                              Suite 3100
                              Houston, Texas  77002

                              Attention:    Chuck E. Irwin

                              Telecopier No.:  (713) 659-4234

                              Telephone No.:   (713) 659-4811

Facility A Commitment        CHL HIGH YIELD LOAN PORTFOLIO
---------------------
$  1,875,000                    (a unit of The Chase Manhattan Bank)

Facility B Commitment
---------------------
$  8,125,000                  By
                                 ----------------------------
                                 Title:


                              Lending Office for Base Rate Loans and
                                 Eurodollar Loans:

                              CHL High Yield Loan Portfolio
                              380 Madison Avenue
                              12th Floor
                              New York, NY  10017

                              Address for Notices:

                              CHL High Yield Loan Portfolio
                              380 Madison Avenue
                              12th Floor
                              New York, NY  10017

                              Attention:  Richard W. Stewart

                              Telecopier No.:  (212) 622-3797

                              Telephone No.:   (212) 622-3062

Facility A Commitment        CAISSE NATIONALE DE CREDIT AGRICOLE
---------------------
$  1,875,000

Facility B Commitment
---------------------
$  8,125,000                  By
                                 ----------------------------
                                 Title:


                              Lending Office for Base Rate Loans and
                                 Eurodollar Loans:

                              Caisse Nationale de Credit Agricole
                              55 E. Monroe
                              Suite 4700
                              Chicago, IL  60603

                              Address for Notices:

                              Caisse Nationale de Credit Agricole
                              55 E. Monroe
                              Suite 4700
                              Chicago, IL  60603

                              Attention:  Laura Schmuck

                              Telecopier No.:  (312) 372-4421

                              Telephone No.:   (312) 917-7428

Facility A Commitment         THE FUJI BANK, LIMITED,
---------------------
$  1,875,000                    HOUSTON AGENCY

Facility B Commitment
---------------------
$  8,125,000                  By
                                 ----------------------------
                                 Title:


                              Lending Office for Base Rate Loans and
                                 Eurodollar Loans:

                              The Fuji Bank, Limited,
                                Houston Agency
                              One Houston Center
                              1221 McKinney Street, Suite 4100
                              Houston, TX  77010

                              Telecopier No.:  (713) 759-0048

                              Address for Notices:

                              The Fuji Bank, Limited,
                                Houston Agency
                              One Houston Center
                              1221 McKinney Street, Suite 4100
                              Houston, TX  77010

                              Attention:  Philip C. Lauinger III
                                          Vice President and Joint
                                            Manager or
                                          David L. Kelley
                                          Senior Vice President
                                          (713) 650-7850

                              Telecopier No.:  (713) 759-0048

                              Telephone No.:   (713) 650-7852

Facility A Commitment         THE LONG-TERM CREDIT BANK OF JAPAN,
---------------------
$  1,875,000                    LIMITED, NEW YORK BRANCH

Facility B Commitment
---------------------
$  8,125,000                  By
                                 ----------------------------
                                 Title:


                              Lending Office for Base Rate Loans and
                                 Eurodollar Loans:

                              The Long-Term Credit Bank of Japan,
                                Limited, New York Branch
                              165 Broadway
                              New York, NY  10006

                              Address for Notices:

                              The Long-Term Credit Bank of Japan,
                                Limited, New York Branch
                              165 Broadway
                              New York, NY  10006

                              Attention:  Frank H. Madden, Jr.

                              Telecopier No.:  (212) 608-2371

                              Telephone No.:   (212) 335-4550

                              AGENT
                              -----

                              THE CHASE MANHATTAN BANK,
                                 as Agent


                              By
                                 ----------------------------
                                 Title:

                              Address for Notices to
                                 Chase as Agent:

                              The Chase Manhattan Bank
                              140 East 45th Street
                              29th Floor
                              New York, New York  10017

                              Attention:  Agent Bank Services

                              Telex No.:  6720516
                                (Answerback:  CMBNYAUW)

                              Telecopier No.:  212-622-0122

                              Telephone No.:   212-622-0004